The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 27, 2022

Registration No. 333-255094

PROSPECTUS SUPPLEMENT

(To the Prospectus dated April 12, 2021)

CareCloud, Inc.

(formerly MTBC, Inc.)

      Shares of       % Series B Cumulative Redeemable Perpetual Preferred Stock

$        per Share

Liquidation Preference $25.00 per Share

We are offering        shares of our       % Series B Cumulative Redeemable Perpetual Preferred Stock, which we refer to as the Series B Preferred Stock.

Dividends on the Series B Preferred Stock offered hereby are cumulative from the date they are issued, and will be payable on the fifteenth day of each calendar month, when, as and if declared by our board of directors. Dividends will be payable out of amounts legally available therefor at a rate equal to       % per annum per $25.00 of stated liquidation preference per share, or approximately per share of Series B Preferred Stock per year.

Commencing on February 15, 2024 and prior to February 15, 2025, we may redeem, at our option, the Series B Preferred Stock, in whole or in part, at a cash redemption price of $25.75 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. On or after February 15, 2025 and prior to February 15, 2026, we may redeem, at our option, the Series B Preferred Stock, in whole or in part, at a cash redemption price of $25.50 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. On or after February 15, 2026 and prior to February 15, 2027, we may redeem, at our option, the Series B Preferred Stock, in whole or in part, at a cash redemption price of $25.25 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. On or after February 15, 2027, we may redeem, at our option, the Series B Preferred Stock, in whole or in part, at a cash redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. The Series B Preferred Stock has no stated maturity, will not be subject to any sinking fund or other mandatory redemption, and will not be convertible into any of our other securities.

Holders of the Series B Preferred Stock generally will have no voting rights except for limited voting rights if dividends payable on the outstanding Series B Preferred Stock are in arrears for eighteen or more consecutive or non-consecutive monthly dividend periods.

We have applied to list the Series B Preferred Stock on the Nasdaq Global Market under the symbol “MTBCO.” If the application is approved, we expect trading on Nasdaq will commence within 30 days after the initial delivery of shares to the underwriter.

B. Riley Securities, Inc. is acting as representative of the underwriters in the public offering on a firm commitment basis. If we sell all shares of Series B Preferred Stock we are offering pursuant to this prospectus supplement, at the offering price of $       per share, we will receive approximately $       in gross proceeds and approximately $       in net proceeds, after deducting the underwriting discount and estimated offering expenses payable by us.

We have granted the underwriters the option for a period of up to 30 days from the date of the underwriting agreement to purchase up to an additional        shares of Series B Preferred Stock at the public offering price less the underwriting discount.

Investing in shares of our Series B Preferred Stock involves significant risks. You should carefully consider the risk factors beginning on page S-9 of this prospectus supplement before purchasing any of the shares offered by this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Total
	Per Share	No Exercise	Full Exercise
Public offering price
Underwriting discount
Proceeds, before expenses, to CareCloud	$

See “Underwriting” for a description of the compensation payable to the underwriters, including reimbursable expenses.

The underwriters expect to deliver the shares against payment in New York, New York on        2022.

Book-Running Managers

B. Riley Securities		Ladenburg Thalmann
EF Hutton, division of Benchmark Investments, LLC

Co-Managers

Aegis Capital Corp	Benchmark Company	Boenning & Scattergood

Chapin Davis Investments	Colliers Securities LLC	Maxim Group LLC

Prospectus Supplement dated January 27, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

About This Prospectus Supplement

You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update, or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

This prospectus supplement and the accompanying base prospectus relate to the offering of our Series B Preferred Stock. Before purchasing any securities offered hereby, we urge you to carefully read this prospectus supplement and the accompanying base prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement may add, update, or change information in the accompanying base prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and B. Riley Securities, Inc. has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and B. Riley Securities, Inc. is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on our own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by us to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

Securities offered pursuant to the registration statement to which this prospectus supplement relates may only be offered and sold if not more than three years have elapsed since the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

Except as otherwise indicated or unless the context requires, as used in this prospectus supplement and the accompanying prospectus, references to “CareCloud,” “we,” “us” and “our” refer to CareCloud, Inc. and its consolidated subsidiaries.

S-ii

Special Note Regarding Forward-Looking Statements

This prospectus supplement, as well as the information we incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2020 (filed under our former name, MTBC, Inc.) and other documents and reports, contain forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to:

●	our ability to manage our growth, including acquiring, partnering with, and effectively integrating acquired businesses into our infrastructure and avoiding legal exposure and liabilities associated with acquired companies and assets;

●	our ability to retain our clients and revenue levels, including effectively migrating new clients and maintaining or growing the revenue levels of our new and existing clients;

●	our ability to maintain operations in our offshore offices in a manner that continues to enable us to offer competitively priced products and services;

●	our ability to keep pace with a rapidly changing healthcare industry;

●	our ability to consistently achieve and maintain compliance with a myriad of federal, state, foreign, local, payor and industry requirements, regulations, rules, laws and contracts;

●	our ability to maintain and protect the privacy of confidential and protected Company, client and patient information;

●	our ability to develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards and third-party software platforms and technologies, and protect and enforce all of these and other intellectual property rights;

●	our ability to attract and retain key officers and employees, and the continued involvement of Mahmud Haq as Executive Chairman and A. Hadi Chaudhry as Chief Executive Officer and President, all of which are critical to our ongoing operations, growing our business and integrating of our newly acquired businesses;

●	our ability to comply with covenants contained in our credit agreement with our senior secured lender, Silicon Valley Bank and other future debt facilities;

●	our ability to pay our monthly preferred dividends to the holders of our preferred stock;

●	our ability to compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;

●	our ability to respond to the uncertainty resulting from the spread of the COVID-19 pandemic and the impact it may have on our operations, the demand for our services, and economic activity in general; and

●	our ability to keep and increase market acceptance of our products and services.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

S-iii

Prospectus Supplement Summary

The following summary highlights selected information contained in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus supplement and the accompanying prospectus, including but not limited to, the risk factors beginning on page S-9.

CareCloud, Inc., formerly MTBC, Inc. (“CareCloud” and together with its consolidated subsidiaries, the “Company,” “we,” “us” and/or “our”) is a healthcare information technology company that provides a full suite of proprietary cloud-based solutions, together with related business services, to healthcare providers and hospitals throughout the United States. Our Software-as-a-Service (“SaaS”) platform includes revenue cycle management (“RCM”), practice management (“PM”), electronic health record (“EHR”), business intelligence, telehealth, patient experience management (“PXM”) solutions and complementary software tools and business services for high-performance medical groups and health systems.

At a high level, these solutions can be categorized as follows:

●	Technology-enabled business solutions, which are often bundled but are occasionally provided individually, including:
	○	EHRs, which are easy to use, integrated with our business services or offered as Software-as-a-Service (“SaaS”) solutions, and allow our healthcare provider clients to deliver better patient care, document their clinical visits effectively and thus potentially qualify for government incentives, reduce documentation errors and reduce paperwork;
	○	PM software and related tools, which support our clients’ day-to-day business operations and workflows;
	○	Mobile Health (“mHealth”) solutions, including smartphone applications that assist patients and healthcare providers in the provision of healthcare services;
	○	Telehealth solutions, which allow healthcare providers to conduct remote patient visits;
	○	Healthcare claims clearinghouse, which enables our clients to electronically scrub and submit claims to, and process payments from, insurance companies;
	○	Business intelligence, customized applications, interfaces and a variety of other technology solutions that support our healthcare clients; and
	○	RCM services, which include end-to-end medical billing, eligibility, analytics, and related services, all of which can often be provided either with our technology platform or through a third-party system.
●	Professional services consisting of application and advisory services, revenue cycle services, data analytic services and educational training services.
●	Medical practice management services are provided to medical practices. In this service model, we provide the medical practice with appropriate facilities, equipment, supplies, support services, nurses and administrative support staff. We also provide management, bill-paying and financial advisory services.

Our solutions enable clients to increase financial and operational performance, streamline clinical workflows, get better insight through data, and make better business and clinical decisions, resulting in improvement in patient care and collections while reducing administrative burdens and operating costs.

The modernization of the healthcare industry is transforming nearly every aspect of a healthcare organization from policy to providers; clinical care to member services, devices to data, and ultimately the quality of the patient’s experience as a healthcare consumer. We create elegant, user-friendly applications that solve many of the challenges facing healthcare organizations. We partner with organizations to develop customized, best-in-class solutions to solve their specific challenges while ensuring they also meet future regulatory and organizational requirements and market demands.

We believe we have a competitive advantage, as we are able to deliver our industry-leading solutions at competitive prices because we leverage a combination of our proprietary software, which automates our workflows and increases efficiency, together with a global team that includes more than 700 experienced health industry experts onshore. These experts are supported by our highly educated and specialized offshore workforce of approximately 3,400 team members at labor costs that we believe are approximately one-tenth the cost of comparable U.S. employees. Our unique business model has allowed us to become a leading consolidator in our industry sector, gaining us a reputation for acquiring and positively transforming distressed competitors into profitable operations of CareCloud.

For most of our solutions and customers, our financial performance is linked directly to the financial performance of our clients, as the vast majority of our revenues are based on a percentage of our clients’ collections. The fees we charge for our complete, integrated, end-to-end solution are very competitive. We estimate that we currently provide one or more services to approximately 40,000 providers, (which we define as physicians, nurses, nurse practitioners, physician assistants and other clinical staff that render bills for their services) practicing in approximately 2,600 independent medical practices and hospitals, representing 80 specialties and subspecialties in 50 states. In addition, we served approximately 200 clients which are not medical practices, but are primarily service organizations who serve the healthcare community. The foregoing numbers include clients leveraging any of our products or services, and are based in part upon estimates where the precise number of practices or providers is unknown.

S-1

We service clients ranging from small practices to large groups and health systems. Our clients span from the single doctor independent medical practice to a large physical, occupational and speech therapy services organization with 2,300 providers across multiple states, and major academic medical institutions with service areas covering millions of patients.

On July 23, 2014, the Company, under the name Medical Transcription Billing, Corp. completed its initial public offering (“IPO”) of common stock. The Company sold approximately four million shares at a price to the public of $5.00 per share.

In November 2015, the Company completed a public offering of its 11% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”). The Company sold 231,616 shares at a price of $25.00 per share and received net proceeds of approximately $4.7 million. In July 2016, the Company sold an additional 63,040 shares of Series A Preferred Stock and received net proceeds of approximately $1.3 million. In 2017, the Company raised a total of $16.4 million in net proceeds from a series of additional offerings totaling approximately 765,000 shares of Series A Preferred Stock, all at $25.00 per share. In May 2017, the Company completed a registered direct offering of one million shares of its common stock at $2.30 per share, raising net proceeds of approximately $2.0 million. During 2018, 2019 and 2020, the Company issued 1,020,000, 373,000 and 1,932,000 shares of Series A Preferred Stock, respectively and received net proceeds of approximately $22.8 million, $9.6 million and $44.5 million, respectively.

In 2018, the Company purchased substantially all of the assets of Orion Healthcorp, Inc., through the Company’s wholly owned subsidiaries at that time MTBC Health, Inc. and MTBC Practice Management, Corp. In 2019, the Company purchased substantially all of the assets of Etransmedia Technology, Inc. through the Company’s wholly owned subsidiary at that time MTBC-Med, Inc.

On January 8, 2020, through a merger with a subsidiary, the Company acquired CareCloud Corporation (“CCC”), which has developed a highly acclaimed cloud-based platform including EHR, PM and patient experience capabilities. The Company paid $11.9 million in cash, assumed a working capital deficiency of approximately $5.1 million and issued 760,000 shares of the Company’s Series A Preferred Stock and two million warrants to purchase the Company’s common stock at exercise prices ranging from $7.50 to $10.00 per share.

On June 16, 2020, the Company purchased all of the issued and outstanding capital stock of Meridian Billing Management Co. and its affiliate Origin Holdings, Inc. (collectively “Meridian” and sometimes referred to as “Meridian Medical Management”). Meridian is in the business of providing medical billing, revenue cycle management, electronic medical records, medical coding and related services. The total consideration paid at closing was $11.9 million in cash, 200,000 shares of the Company’s Series A Preferred Stock plus warrants to purchase 2,250,000 shares of the Company’s common stock, with an exercise price of $7.50 per share and a term of two years. The Company also assumed Meridian’s negative net working capital and certain long-term lease liabilities with an aggregate value of approximately $4.8 million.

In February 2021, the Company’s Board of Directors approved an amendment to our Articles of Incorporation to change our name to CareCloud, Inc.

In June 2021, the Company purchased certain assets and assumed certain liabilities of MedMatica Consulting Associates Inc., (“MedMatica”) and purchased the stock of Santa Rosa Staffing, Inc., (“SRS”). The assets and liabilities of MedMatica were merged into SRS and that business was renamed medSR, Inc. (“medSR”). The total consideration was $10 million plus a working capital adjustment of approximately $3.8 million. Further, if during the 18-month period commencing June 1, 2021 certain EBITDA and revenue targets are achieved, then the Company will be required to pay additional consideration up to a maximum of $13 million.

Including the employees of our subsidiaries, as of January 26, 2022, the Company employed approximately 4,100 people worldwide on a full-time basis. We also utilize the services of a small number of part-time employees.

The healthcare IT service industry is highly fragmented, with many local and regional RCM companies serving small medical practices and hospitals and many niche EHR companies service selected medical specialties. We believe that the industry is ripe for consolidation and that we can achieve significant growth through acquisitions. We further believe that it is becoming increasingly difficult for traditional RCM companies, together with a variety of other healthcare industry vendors and healthcare IT companies, to meet the growing technology and business service needs of healthcare providers without a significant investment in an information technology infrastructure and the utilization of a talented, cost-efficient global team. Since the IPO, we have completed 17 transactions, acquiring complementary assets to grow our business. We typically leverage our technology and our cost-effective offshore team to quickly deliver additional value to the newly acquired customer base, while reducing costs. Often, we will incur initial costs associated with the integration of the acquired business with our existing operations, but this early investment is designed to increase customer satisfaction and retention, while laying the foundation for long-term accretion.

S-2

In addition to growing through acquisitions, we also drive organic growth through various strategies, including customer referrals, channel partnerships, online marketing and tradeshows. Our acquisitive growth also supports our organic growth initiatives by enhancing our capabilities, physical presence, and universe of referrals and referenceable clients.

Our principal executive offices are located at 7 Clyde Road, Somerset, New Jersey, 08873, and our main telephone number is (732) 873-5133.

S-3

The Offering

The following summary contains basic terms about this offering and the Series B Preferred Stock and is not intended to be complete. It may not contain all of the information that is important to you. For a more complete description of the terms of the Series B Preferred Stock, see “Description of the Series B Preferred Stock.”

Issuer	CareCloud, Inc.
Securities Offered

       shares of       % Series B Cumulative Redeemable Perpetual Preferred Stock (or “Series B Preferred Stock”). We have granted the underwriters an option for a period of up to 30 days from the date of the underwriting agreement to purchase up to an additional shares of Series B Preferred Stock at the public offering price less the underwriting discount.

We reserve the right to re-open this series of preferred stock and issue additional shares of Series B Preferred Stock either through public or private sales at any time and from time to time, without notice to or consent of holders of the Series B Preferred Stock. The additional shares would form a single series together with all previously issued shares of Series B Preferred Stock.

Series B Preferred Stock to be outstanding after this offering	shares of Series B Preferred Stock

Offering Price	$ per share of Series B Preferred Stock

Dividends

Holders of the Series B Preferred Stock will be entitled to receive cumulative cash dividends at a rate of       % per annum of the liquidation preference per year (equivalent to per annum per share).

Dividends will be payable monthly on the 15th day of each month (each, a “dividend payment date”), provided that if any dividend payment date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day without adjustment in the amount of the dividend. Dividends will be payable to holders of record as they appear in our stock records for the Series B Preferred Stock at the close of business on the corresponding record date, which shall be the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable dividend payment date falls (each, a “dividend record date”). As a result, holders of shares of Series B Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

Any dividend payable on the Series B Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months.

No Maturity, Sinking Fund or Mandatory Redemption	The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series B Preferred Stock.

S-4

Optional Redemption

The Series B Preferred Stock is not redeemable by us prior to February 15, 2024, except as described below. On and after February 15, 2024 and prior to February 15, 2025, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.75 per Preferred Share, plus any accumulated and unpaid dividends up to, but not including, the date of redemption. On and after February 15, 2025 and prior to February 15, 2026, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.50 per Preferred Share, plus any accumulated and unpaid dividends up to, but not including, the date of redemption. On and after February 15, 2026 and prior to and prior to February 15, 2027, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.25 per Preferred Share, plus any accumulated and unpaid dividends up to, but not including, the date of redemption. On and after February 15, 2027, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.00 per Preferred Share, plus any accumulated and unpaid dividends up to, but not including, the date of redemption. Please see the section entitled “Description of the Series B Preferred Stock—Redemption—Optional Redemption.”

Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If we do not exercise this option, shareholders of Series B Preferred Stock may elect to exchange their shares for shares of our common stock, where the number of shares of our common stock issued will equal (1) the redemption price plus any accumulated and unpaid dividends thereon divided by (2) the Common Stock Price for such Change of Control.

A “Change of Control” is deemed to occur when the following have occurred and are continuing:

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the “Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and following the closing of any transaction referred to above, (1) neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or the Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq or (2) Series B Preferred Stock is no longer listed on the NYSE, the NYSE MKT or the Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq.

S-5

The “Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of common stock; and (2) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash, or if consideration cannot be determined or no consideration is received by holders of our common stock, (x) the average of the closing prices for our common stock on the principal U.S. securities exchange on which our common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series B Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock. Please see the section entitled “Description of the Series B Preferred Stock—Liquidation Preference.”

Ranking

The Series B Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with our Series A Preferred Stock and all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. Please see the section entitled “Description of the Series B Preferred Stock–Ranking.”

S-6

Limited Voting Rights

Holders of the Series B Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series B Preferred Stock for eighteen or more monthly dividend periods (whether or not consecutive), then the holders of the Series B Preferred Stock (voting separately as a class with the holders of all other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set aside funds for the payment of, all dividends that we owe on the Series B Preferred Stock, subject to certain limitations described in the section entitled “Description of the Series B Preferred Stock—Voting Rights.” In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock (voting together as a class with all other series of parity preferred stock we may issue upon which like voting rights have been conferred and are exercisable) is required at any time for us to authorize or issue any class or series of our capital stock ranking senior to the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our certificate of incorporation so as to materially and adversely affect any rights of the Series B Preferred Stock or to take certain other actions. Please see the section entitled “Description of the Series B Preferred Stock—Voting Rights.”

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series B Preferred Stock, subject to certain exceptions described in this prospectus. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series B Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Listing	We have applied to list the Series B Preferred Stock on the Nasdaq Global Market under the symbol “MTBCO.” If the application is approved, we expect trading on Nasdaq will commence within 30 days after the initial delivery of shares to the underwriter.

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Use of Proceeds	We expect our net proceeds from this offering will be approximately $ based on the offering price of per share. We intend to use up to $7.5 million of the net proceeds from this offering for working capital, general corporate purposes and growth initiatives, including potential future acquisitions, although the Company has no present plans, arrangements, commitments or agreements for any such acquisitions. We intend to use remaining net proceeds to redeem a portion of the outstanding shares of Series A Preferred Stock. Please see the section entitled “Use of Proceeds.”

Risk Factors	Please read the section entitled “Risk Factors” beginning on page S-9 for a discussion of some of the factors you should carefully consider before deciding to invest in our Series B Preferred Stock.

Transfer Agent	The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series B Preferred Stock will be VStock Transfer, LLC.

Certain U.S. Federal Income Tax Considerations

For a discussion of the federal income tax consequences of purchasing, owning and disposing of the Series B Preferred Stock, please see the section entitled “Certain U.S. Federal Income Tax Considerations.” You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Series B Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Book Entry and Form

The Series B Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

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Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information described below and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus that summarizes the risks that may materially affect our business before you decide to purchase our Series B Preferred Stock. The risks and uncertainties described in this prospectus supplement and the accompanying prospectus are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. Any of the risks and uncertainties set forth in this prospectus supplement and the accompanying prospectus, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition. This could cause the market price of the Series B Preferred Stock to decline, perhaps significantly, and you may lose part or all of your investment.

Risks Related to this Offering and Ownership of Shares of Our Series B Preferred Stock

The Series B Preferred Stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series B Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series B Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series B Preferred Stock. Also, the Series B Preferred Stock effectively ranks junior to all existing and future indebtedness and to the indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series B Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series B Preferred Stock then outstanding. We may in the future incur debt and other obligations that will rank senior to the Series B Preferred Stock.

Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series B Preferred Stock. Our Credit Agreement with Silicon Valley Bank (“SVB”) restricts the payment of dividends in the event of any event of default, including failure to meet certain financial covenants. There can be no assurance that we will remain in compliance with the SVB Credit Agreement , and if we default, we may be contractually prohibited from paying dividends on the Series B Preferred Stock. Also, future offerings of debt or senior equity securities may adversely affect the market price of the Series B Preferred Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instruments containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series B Preferred Stock and may result in dilution to owners of the Series B Preferred Stock. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. The holders of the Series B Preferred Stock will bear the risk of our future offerings, which may reduce the market price of the Series B Preferred Stock and will dilute the value of their holdings in us.

We may not be able to pay dividends on the Series B Preferred Stock if we fall out of compliance with our loan covenants and are prohibited by our bank lender from paying dividends or if we have insufficient cash to make dividend payments.

Our ability to pay cash dividends on the Series B Preferred Stock and the Series A Preferred Stock, which is pari passu to the Series B Preferred Stock and may still be outstanding after the redemption contemplated by the offering, requires us to have either net profits or positive net assets (total assets less total liabilities) over our capital, to be able to pay our debts as they become due in the usual course of business. We cannot predict with certainty whether we will remain in compliance with the covenants of our senior secured lender, SVB, which include, among other things, generating adjusted EBITDA and complying with a minimum liquidity ratio. If we fall out of compliance, our lender may exercise any of its rights and remedies under the loan agreement, including restricting us from making dividend payments.

Further, notwithstanding these factors, we may not have sufficient cash to pay dividends on the Series B Preferred Stock or the Series A Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus, including the documents incorporated by reference herein, were to occur. Also, payment of our dividends depends upon our financial condition, remaining in compliance with our affirmative and negative loan covenants with SVB, which we may be unable to do in the future, and other factors as our Board of Directors may deem relevant from time to time. We cannot assure you that our businesses will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our common stock, if any, and preferred stock, including the Series B Preferred Stock to pay our indebtedness or to fund our other liquidity needs.

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We may issue additional shares of Series B Preferred Stock and additional series of preferred stock that rank on parity with or senior to the Series B Preferred Stock as to dividend rights, rights upon liquidation or voting rights.

We are allowed to issue additional shares of Series B Preferred Stock and additional series of preferred stock that would rank equal to or below the Series B Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs, including our Series A Preferred Stock, pursuant to our amended and restated certificate of incorporation and the certificates of designations relating to the Series A Preferred Stock and the Series B Preferred Stock without any vote of the holders of the Series B Preferred Stock. The Series A Preferred Stock ranks equal to the Series B Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs. Upon the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock (voting together as a class with all other series of parity preferred stock we may issue upon which like voting rights have been conferred and are exercisable), we are allowed to issue additional series of preferred stock that would rank senior to the Series B Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or the winding up of our affairs pursuant to our amended and restated certificate of incorporation and the certificate of designations relating to the Series B Preferred Stock. The issuance of additional shares of Series B Preferred Stock, Series A Preferred Stock and additional series of preferred stock could have the effect of reducing the amounts available to the Series B Preferred Stock upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series B Preferred Stock if we do not have sufficient funds to pay dividends on all Series B Preferred Stock outstanding and other classes or series of stock with equal priority with respect to dividends.

Also, although holders of Series B Preferred Stock are entitled to limited voting rights, as described in this prospectus supplement under “Description of the Series B Preferred Stock—Voting Rights,” with respect to the circumstances under which the holders of Series B Preferred Stock are entitled to vote, the Series B Preferred Stock votes separately as a class along with all other series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Series B Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote.

Future issuances and sales of senior or pari passu preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series B Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

Market interest rates may materially and adversely affect the value of the Series B Preferred Stock.

One of the factors that influences the price of the Series B Preferred Stock is the dividend yield on the Series B Preferred Stock (as a percentage of the market price of the Series B Preferred Stock) relative to market interest rates. An increase in market interest rates may lead prospective purchasers of the Series B Preferred Stock to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of the Series B Preferred Stock to materially decrease.

Holders of the Series B Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Distributions paid to corporate U.S. holders of the Series B Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the Series B Preferred Stock may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We do not currently have such accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series B Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Series B Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, it is possible that the market value of the Series B Preferred Stock might decline.

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Our Series B Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series B Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series B Preferred Stock. Also, we may elect in the future to obtain a rating for the Series B Preferred Stock, which could adversely affect the market price of the Series B Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of the Series B Preferred Stock.

We may redeem the Series B Preferred Stock on or after February 15, 2024.

On or after February 15, 2024, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time. Also, upon the occurrence of a change of control, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such change of control occurred. We may have an incentive to redeem the Series B Preferred Stock voluntarily if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the dividend on the Series B Preferred Stock. If we redeem the Series B Preferred Stock, then from and after the redemption date, dividends will cease to accrue on shares of Series B Preferred Stock, the shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights as a holder of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

A holder of Series B Preferred Stock has extremely limited voting rights.

The voting rights for a holder of Series B Preferred Stock are limited. Our shares of common stock are the only class of our securities that carry full voting rights, and Mahmud Haq, our Executive Chairman, beneficially owns approximately 30.1% of our outstanding shares of common stock. As a result, Mr. Haq exercises a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management, and will make the approval of certain transactions difficult or impossible without his support, which in turn could reduce the price of our Series B Preferred Stock.

Voting rights for holders of the Series B Preferred Stock exist primarily with respect to the ability to elect, voting together with the holders of any other series of our preferred stock having similar voting rights, two additional directors to our Board of Directors, subject to limitations described in this prospectus entitled “Description of the Series B Preferred Stock—Voting Rights,” in the event that eighteen monthly dividends (whether or not consecutive) payable on the Series B Preferred Stock are in arrears, and with respect to voting on amendments to our certificate of incorporation or certificate of designations relating to the Series B Preferred Stock that materially and adversely affect the rights of the holders of Series B Preferred Stock or authorize, increase or create additional classes or series of our capital stock that are senior to the Series B Preferred Stock. Other than the limited circumstances described in the prospectus and except to the extent required by law, holders of Series B Preferred Stock do not have any voting rights. Please see the section in this prospectus entitled “Description of the Series B Preferred Stock—Voting Rights.”

The Series B Preferred Stock is not convertible, and investors will not realize a corresponding upside if the price of the common stock increases.

The Series B Preferred Stock is not convertible into the common stock and earns dividends at a fixed rate. Accordingly, an increase in market price of our common stock will not necessarily result in an increase in the market price of our Series B Preferred Stock. The market value of the Series B Preferred Stock may depend more on dividend and interest rates than other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, and, in the event of dissolution, satisfy the liquidation preference with respect to, the Series B Preferred Stock.

Our revenues, operating results and cash flows may fluctuate in future periods and we may fail to meet investor expectations, which may cause the price of our Series B Preferred Stock to decline.

Variations in our quarterly and year-end operating results are difficult to predict and our income and cash flow may fluctuate significantly from period to period, which may impact our Board of Directors’ willingness or legal ability to declare a monthly dividend on our Series B Preferred Stock. If our operating results fall below the expectations of investors or securities analysts, the price of our Series B Preferred Stock could decline substantially. Specific factors that may cause fluctuations in our operating results include:

●	demand and pricing for our products and services;

●	the encounter volumes of our customer base;

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●	government or commercial healthcare reimbursement policies;

●	physician and patient acceptance of any of our current or future products;

●	introduction of competing products;

●	our operating expenses which fluctuate due to growth of our business;

●	timing and size of any new product or technology acquisitions we may complete; and

●	variable sales cycle and implementation periods for our products and services.

The market price of our Series B Preferred Stock is variable and could be substantially affected by various factors.

The market price of our Series B Preferred Stock could be subject to wide fluctuations in response to numerous factors. These fluctuations could cause you to lose all or part of your investment in our Series B Preferred Stock since you might be unable to sell your shares at or above the price you paid in this offering. The price of the Series B Preferred Stock that will prevail in the market after this offering may be higher or lower than before this offering depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

●	a shift in our investor base;

●	prevailing interest rates, changes in which may have an adverse effect on the market price of the Series B Preferred Stock;

●	our history of timely dividend payments;

●	the annual yield from dividends on the Series B Preferred Stock as compared to yields on other financial instruments;

●	general economic and financial market conditions;

●	government action or regulation;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	changes to the market and industry conditions as a result of the recent global outbreak of the COVID-19 coronavirus;

●	the financial condition, operations, stock price performance and prospects of our competitors;

●	announcements by us or our competitors of significant acquisitions, dispositions or software developments;

●	changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;

●	our issuance of additional preferred equity or debt securities; and

●	actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, holders of the Series B Preferred Stock may experience a decrease, which could be substantial and rapid, in the market price of the Series B Preferred Stock, including decreases unrelated to our operating performance or prospects.

There is no existing market for our Series B Preferred Stock and a trading market that will provide you with adequate liquidity may not develop for our Series B Preferred Stock.

The Series B Preferred Stock is a new issue of securities and currently no market exists for the Series B Preferred Stock. We have applied to list the Series B Preferred Stock on the Nasdaq Global Market under the symbol “MTBCO.” If the application is approved, we expect trading on Nasdaq will commence within 30 days after the initial delivery of shares to the underwriter. However, a trading market for the Series B Preferred Stock may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. The liquidity of any market for the Series B Preferred Stock that may develop will depend on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the Series B Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series B Preferred Stock. We cannot predict the extent to which investor interest in our Company will lead to the development of a trading market in our Series B Preferred Stock, or how liquid that market might be. If an active market does not develop, investors may have difficulty selling shares of our Series B Preferred Stock. The price of our Series B Preferred Stock was determined by the negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the open market following the completion of this offering.

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Future sales of substantial amounts of our common stock or other securities, or the possibility that such sales could occur, may adversely affect the market price of our Series B Preferred Stock.

We cannot predict the effect, if any, that future issuances or sales of our common stock or other securities, including sales of our Series B Preferred Stock or the availability of our securities for future issuance or sale, will have on the market price of our securities. Issuances or sales of substantial amounts of our common stock, preferred stock, warrants, or debt securities convertible into or exercisable or exchangeable for common stock, including sales of our Series B Preferred Stock, or the perception that such issuances or sales might occur, could negatively impact the market price of our Series B Preferred Stock and the terms upon which we may obtain additional equity financing in the future.

Provisions of Delaware law, of our amended and restated charter and amended and restated bylaws may make a takeover more difficult, which could cause our Series B Preferred Stock price to decline.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws and in the Delaware General Corporation Law (“DGCL”) may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt, which is opposed by management and the Board of Directors. Public stockholders who might desire to participate in such a transaction may not have an opportunity to do so. We have a staggered Board of Directors that makes it difficult for stockholders to change the composition of the Board of Directors in any one year. Further, our amended and restated certificate of incorporation provides for the removal of a director only for cause upon the affirmative vote of the holders of at least 50.1% of the outstanding shares entitled to cast their vote for the election of directors, which may discourage a third party from making a tender offer or otherwise attempting to obtain control of us. These and other anti-takeover provisions could substantially impede the ability of public stockholders to change our management and Board of Directors. Such provisions may also limit the price that investors might be willing to pay for shares of our Series B Preferred Stock in the future.

We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

While we intend to use all but $7.5 million of the net proceeds from this offering to redeem outstanding shares of existing Series A Preferred Stock, our management will have broad discretion in the application of the remaining net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-14 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

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Use of Proceeds

We estimate that the net proceeds to us from the sale of our Series B Preferred Stock in this offering will be $      , based on the public offering price of       per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses. If the underwriters’ option to purchase additional shares is exercised in full, the aggregate cash consideration will increase by approximately      , after deducting estimated underwriting discounts and commissions and estimated offering expenses.

We intend to use up to $7.5 million of net proceeds from this offering for working capital, general corporate purposes and growth initiatives, including potential future acquisitions, although we have no present plans, arrangements, commitments or agreements for any such acquisitions. We intend to use the remaining net proceeds, or approximately $       assuming we use all $7.5 million as described in the previous sentence, to redeem a portion of the outstanding Series A Preferred Stock. We will also use the proceeds to pay the legal, accounting and other fees associated with this offering of approximately $      .

We have not allocated any specific portion of the first $7.5 million of net proceeds above to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. Furthermore, the amount and timing of our actual expenditures will depend on numerous factors, including the cash used in or generated by our operations, the pace of the integration of acquired businesses, the level of our sales and marketing activities and the attractiveness of any additional acquisitions or investments. See “Risk Factors – Risks Related to Our Acquisition Strategy” in our Report on Form 10-K.

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Capitalization

Set forth below is our cash and capitalization as of September 30, 2021:

●	on an actual basis;

●	on an as adjusted basis, reflecting the issuance and sale of shares of Series B Preferred Stock offered by this prospectus, at $____ per share, assuming net proceeds of approximately $ , after deducting underwriting fees and other offering expenses payable by us, of which $ is used to redeem shares of Series A Preferred Stock, and assuming no exercise of the underwriter’s option to purchase additional shares from us.

The information below should be read in conjunction with our consolidated financial statements for the nine months ended September 30, 2021 and with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both of which are included in our Form 10-Q for the nine months ended September 30, 2021 and incorporated by reference in this prospectus.

	As of September 30, 2021
	Actual	As Adjusted
	(in thousands, except share data)
Cash and restricted cash	$9,313
Debt, current portion	590
Long-term debt, net of current portion	6,024
Total debt	6,614
Shareholders’ equity
Preferred stock, $0.001 par value, authorized 7,000,000 shares; issued and outstanding, 5,295,414 shares actual and as adjusted	5
Common stock, $0.001 par value - authorized, 29,000,000 shares; issued, 15,614,210 shares actual and as adjusted; outstanding, 14,873,411 actual and as adjusted	16
Additional paid-in capital	133,806
Accumulated deficit	(34,575)
Accumulated other comprehensive loss	(1,539)
Less: 740,799 common shares held in treasury, at cost	(662)
Total shareholders’ equity	97,051
Total capitalization	$103,665

The table above is based on 14,873,411 shares of common stock outstanding as of September 30, 2021, and excludes, as of such date:

●	15,305 shares of common stock issued under our Equity Incentive Plan subsequent to that date;

●	280,496 shares of common stock reserved for issuance pursuant to grants under our Equity Incentive Plan;

●	1,344,833 shares of common stock reserved for future issuance under our Equity Incentive Plan;

●	31,902 shares of common stock issued via our common stock at-the-market offering subsequent to that date; and

●	3,152,140 shares of common stock underlying existing warrants, of which 2,000,000 shares of common stock underlying warrants that were issued as a portion of the consideration for the acquisition of CareCloud and 798,651 shares of common stock underlying warrants that were issued as a portion of the consideration for the acquisition of Meridian.

The table above is based on 5,295,414 shares of Series A Preferred Stock outstanding as of September 30, 2021, and excludes, as of such date:

●	34,000 shares of Series A Preferred Stock reserved for issuance pursuant to grants under our Equity Incentive Plan;

●	323,878 shares of Series A Preferred Stock reserved for future issuance under our Equity Incentive Plan; and

●	5,218 shares of Series A Preferred Stock issued subsequent to that date.

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Description of the Series B Preferred Stock

The description of certain terms of the       % Series B Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred Stock”) in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, the amended and restated certificate of designations establishing the terms of our Series B Preferred Stock, as amended, our amended and restated bylaws and Delaware corporate law. Copies of our certificate of incorporation, certificate of designations, bylaws and all amendments thereto, are available from us upon request.

General

Pursuant to our amended and restated certificate of incorporation, as amended, we are currently authorized to designate and issue up to 7,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series and, subject to the limitations prescribed by our amended and restated certificate of incorporation and Delaware corporate law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our shareholders. As of                  , we had          authorized but unissued shares of Series B Preferred Stock. The Series B Preferred Stock shares rank on parity with the Series A Preferred Stock, of which there are currently 5,300,632 outstanding. The Series B Preferred Stock offered hereby, when issued, delivered and paid for, will be fully paid and nonassessable. Our board of directors may, without the approval of holders of the Series B Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series B Preferred Stock or designate additional shares of the Series B Preferred Stock and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series B Preferred Stock will require approval of the holders of Series A and Series B Preferred Stock, as described below in “Voting Rights.”

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series B Preferred Stock is VStock Transfer, LLC. The principal business address for VStock Transfer, LLC is 18 Lafayette Place, Woodmere, NY 11598.

Listing

Our Series A Preferred Stock trades on the Nasdaq Global Market under the symbol “MTBCP.” We have applied to list the Series B Preferred Stock on the Nasdaq Global Market under the symbol “MTBCO.” If the application is approved, we expect trading on Nasdaq will commence within 30 days after the initial delivery of shares to the underwriter.

No Maturity, Sinking Fund or Mandatory Redemption

The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. A description of these redemption rights are described in the section entitled “Redemption” below. We are not required to set aside funds to redeem the Series B Preferred Stock.

Ranking

The Series B Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2)	on a parity with the Series A Preferred Stock and all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3)	junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “Voting Rights” below); and

(4)	effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries.

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Dividends

Holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company legally available for the payment of dividends, cumulative cash dividends at the rate of       % of the $25.00 per share liquidation preference per annum (equivalent to        per annum per share). Dividends on the Series B Preferred Stock shall be payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series B Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. The first dividend on the Series B Preferred Stock is scheduled to be paid on or about March 15, 2022, which may be for more or less than a full month, and will cover the period from the first date we issue and sell Series B Preferred Stock shares through, but not including, February 28, 2022.

Dividends will be payable to holders of record as they appear in our stock records for the Series B Preferred Stock at the close of business on the applicable record date, which shall be the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable dividend payment date falls. As a result, holders of shares of Series B Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

No dividends on shares of Series B Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears, and holders of the Series B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future distributions on our common stock and preferred stock, including the Series B Preferred Stock will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

Unless full cumulative dividends on all shares of Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series B Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series B Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Also, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series B Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up).

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When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series B Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series B Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series B Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on Series A Preferred Stock and on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series B Preferred Stock in the distribution of assets, then the holders of the Series B Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series B Preferred Stock will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us.

Redemption

The Series B Preferred Stock is not redeemable by us prior to February 15, 2024, except as described below under “—Special Optional Redemption.”

Optional Redemption. On and after February 15, 2024 and prior to February 15, 2025, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.75 per Preferred Share, plus any accumulated and unpaid dividends up to, but not including, the date of redemption. On and after February 15, 2025 and prior to February 15, 2026, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.50 per Preferred Share, plus any accumulated and unpaid dividends up to, but not including, the date of redemption. On and after February 15, 2026 and prior to and prior to February 15, 2027, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.25 per Preferred Share, plus any accumulated and unpaid dividends up to, but not including, the date of redemption. On and after February 15, 2027, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.00 per Preferred Share, plus any accumulated and unpaid dividends up to, but not including, the date of redemption.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If we do not exercise such option, shareholders of Series B Preferred Stock will have the right to exchange some or all of the shares of Series B Preferred Stock held by such holder into a number of shares of our common stock per share of Series B Preferred Stock equal to the quotient obtained by dividing (1) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends by (2) the Common Stock Price for such Change of Control. A “Change of Control” is deemed to occur when, after February 1, 2022, the following have occurred and are continuing:

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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and following the closing of any transaction referred to above, (1) neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq or (2) Series B Preferred Stock is no longer listed on the NYSE, the NYSE MKT or the Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq.

The “Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of common stock; and (2) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash, or if consideration cannot be determined or no consideration is received by holders of our common stock (x) the average of the closing prices for our common stock on the principal U.S. securities exchange on which our common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

Redemption Procedures. In the event we elect to redeem Series B Preferred Stock, the notice of redemption will be mailed to each holder of record of Series B Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

●	the redemption date;

●	the number of shares of Series B Preferred Stock to be redeemed;

●	the redemption price;

●	the place or places where certificates (if any) for the Series B Preferred Stock are to be surrendered for payment of the redemption price;

●	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

●	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption”; and

●	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

If less than all of the Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.

Holders of Series B Preferred Stock to be redeemed shall surrender the Series B Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series B Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series B Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series B Preferred Stock, those shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series B Preferred Stock is to be redeemed, the Series B Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

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In connection with any redemption of Series B Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series B Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series B Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series B Preferred Stock as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

Subject to applicable law, we may purchase shares of Series B Preferred Stock in the open market, by tender or by private agreement. Any shares of Series B Preferred Stock that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Holders of the Series B Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.

On each matter on which holders of Series B Preferred Stock are entitled to vote, each share of Series B Preferred Stock will be entitled to one vote. In instances described below where holders of Series B Preferred Stock vote with holders of Series A Preferred Stock and any other class or series of our preferred stock as a single class on any matter, the Series B Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends) represented by their respective shares.

Whenever dividends on any shares of Series B Preferred Stock are in arrears for eighteen or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of Series A Preferred Stock or any other class or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and with which the Series B Preferred Stock is entitled to vote as a class with respect to the election of those two directors) and the holders of Series B Preferred Stock (voting separately as a class with Series A Preferred Stock and all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors (the “preferred stock directors”) at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series B Preferred Stock or by the holders of Series A Preferred Stock any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of those two preferred stock directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accumulated on the Series B Preferred Stock for all past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series B Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, any preferred stock directors elected by holders of the Series B Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of Series B Preferred Stock be entitled under these voting rights to elect a preferred stock director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of preferred stock directors elected by holders of the Series A Preferred Stock and Series B Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such directors) under these voting rights exceed two.

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If a special meeting is not called by us within 30 days after request from the holders of Series B Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series B Preferred Stock may designate a holder to call the meeting at our expense.

If, at any time when the voting rights conferred upon the Series B Preferred Stock are exercisable, any vacancy in the office of a preferred stock director shall occur, then such vacancy may be filled only by a written consent of the remaining preferred stock director, or if none remains in office, by vote of the holders of record of the outstanding Series B Preferred Stock, Series A Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of the preferred stock directors. Any preferred stock director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series B Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series B Preferred Stock in the election of the preferred stock directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series B Preferred Stock, Series A Preferred Stock and any such other classes or series of preferred stock, and may not be removed by the holders of the common stock.

So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter, repeal or replace our amended and restated certificate of incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series B Preferred Stock of any right, preference, privilege or voting power of the Series B Preferred Stock (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series B Preferred Stock, or the creation or issuance of any additional Series B Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain two-thirds of the votes entitled to be cast by the holders of the Series B Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class).

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series B Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series B Preferred Stock. We will use our best effort to mail (or otherwise provide) the information to the holders of the Series B Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

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No Conversion Rights

The Series B Preferred Stock is not convertible into our common stock or any other security.

No Preemptive Rights

No holders of the Series B Preferred Stock will, as holders of Series B Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Change of Control

Provisions in our amended and restated certificate of incorporation and bylaws may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt, which is opposed by management and the board of directors.

Book-Entry Procedures

Depository Trust Company (“DTC”) acts as the securities depository for our outstanding Series B Preferred Stock. With respect to the Series B Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series B Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series B Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series B Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series B Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series B Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the placement agents, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series B Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series B Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series B Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series B Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series B Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

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Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our amended and restated certificate of incorporation (including the certificate of designations designating the Series B Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series B Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series B Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series B Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series B Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series B Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series B Preferred Stock are made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depository with respect to the Series B Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series B Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series B Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depository, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series B Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series B Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

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Certain U.S. Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership and disposition of the Series B Preferred Stock offered by this prospectus. This discussion only applies to purchasers who purchase and hold the Series B Preferred Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of the Series B Preferred Stock in light of its particular circumstances.

This discussion is based upon provisions of the Code, Treasury regulations, rulings and judicial decisions as of the date hereof. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of the Series B Preferred Stock in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or a holder of the Series B Preferred Stock who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding the Series B Preferred Stock as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, former U.S. citizens or former long-term U.S. residents). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Series B Preferred Stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Series B Preferred Stock, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Series B Preferred Stock.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes certain U.S. federal income tax considerations that may relate to the purchase, ownership and disposition of the Series B Preferred Stock by “U.S. holders.” You are a “U.S. holder” if you are a beneficial owner of Series B Preferred Stock and you are for U.S. federal income tax purposes;

-	an individual citizen or resident of the United States;

-	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

-	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

-	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions in General. If distributions are made with respect to the Series B Preferred Stock, such distributions will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. We do not, however, currently have significant current or accumulated earnings and profits. Any portion of a distribution that exceeds such earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the Series B Preferred Stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the Series B Preferred Stock, the tax treatment of which is discussed below under “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Disposition of Series B Preferred Stock, Including Redemptions.”

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Under current law, dividends received by individual holders of the Series B Preferred Stock will be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual shareholder elects to treat the dividends as “investment income,” which may be taken into account as an offset against investment expenses in determining the individual shareholder’s investment interest expense deduction. Furthermore, the rate reduction does not apply to dividends that are paid to individual shareholders with respect to Series B Preferred Stock that is held for 60 days or less during the 121 day period beginning on the date which is 60 days before the date on which the Series B Preferred Stock becomes ex-dividend (or, in the case of Series B Preferred Stock where the dividend is attributable to a period or periods in excess of 366 days, the Series B Preferred Stock is held for 90 days or less during the 181 day period beginning on the date which is 90 days before the date on which the Series B Preferred Stock becomes ex-dividend). Also, if a dividend received by an individual shareholder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual shareholder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such shareholder’s holding period for the stock. In addition, dividends recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. Individual shareholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

Dividends received by corporate shareholders generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred stock with an arrearage of dividends attributable to a period in excess of 366 days, the holding period is at least 91 days during the 181 day period beginning on the date 90 days before the ex-dividend date of the stock. Corporate shareholders of the Series B Preferred Stock should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as the Series B Preferred Stock. If a corporate shareholder receives a dividend on the Series B Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the shareholder in certain instances must reduce its basis in the Series B Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate shareholder’s basis in the Series B Preferred Stock, any excess will be taxed as gain as if such shareholder had disposed of the Series B Preferred Stock in the year the “extraordinary dividend” is paid. Each domestic corporate holder of the Series B Preferred Stock is urged to consult with its tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the application of Code Section 1059 to any dividends it may receive on the Series B Preferred Stock.

Constructive Distributions on Series B Preferred Stock. A distribution by a corporation of its stock deemed made with respect to its preferred stock is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock. The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the Series B Preferred Stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General.” The application of certain principles applicable to debt instruments with OID to a redemption premium for the Series B Preferred Stock is uncertain.

We have the right to call the Series B Preferred Stock for redemption on or after February 15, 2024 (the “call option”). On and after February 15, 2024 and prior to February 15, 2025, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.75 per Preferred Share, plus any accumulated and unpaid dividends up to, but not including, the date of redemption. On and after February 15, 2025 and prior to February 15, 2026, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.50 per Preferred Share, plus any accumulated and unpaid dividends up to, but not including, the date of redemption. On and after February 15, 2026 and prior to and prior to February 15, 2027, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.25 per Preferred Share, plus any accumulated and unpaid dividends up to, but not including, the date of redemption. On and after February 15, 2027, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.00 per Preferred Share, plus any accumulated and unpaid dividends up to, but not including, the date of redemption. The stated redemption price of the Series B Preferred Stock upon any redemption pursuant to our call option is payable in cash.

If the redemption price of the Series B Preferred Stock exceeds the issue price of the Series B Preferred Stock upon any redemption pursuant to our call option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional Series B Preferred Stock. Assuming that the issue price of the Series B Preferred Stock is determined under principles similar to the OID Rules, the issue price for the Series B Preferred Stock should be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Series B Preferred Stock is sold.

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A redemption premium for the Series B Preferred Stock should not result in constructive distributions to U.S. holders of the Series B Preferred Stock if the redemption premium is less than a de-minimis amount as determined under principles similar to the OID Rules. A redemption premium for the Series B Preferred Stock should be considered de-minimis if such premium is less than .0025 of the Series B Preferred Stock’s liquidation value of $25.00 at maturity, multiplied by the number of complete years to maturity. Because the determination under the OID Rules of a maturity date for the Series B Preferred Stock is unclear, the remainder of this discussion assumes that the Series B Preferred Stock is issued with a redemption premium greater than a de-minimis amount.

The call option should not require constructive distributions of the redemption premium, if based on all of the facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (a) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. The fact that a redemption right is not within the safe harbor described in the preceding sentence does not mean that an issuer’s right to redeem is more likely than not to occur and the issuer’s right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur. We do not believe that a redemption pursuant to the call option should be treated as more likely than not to occur under the foregoing test. Accordingly, no U.S. holder of the Series B Preferred Stock should be required to recognize constructive distributions of the redemption premium because of our call option.

Disposition of Series B Preferred Stock, Including Redemptions. Upon any sale, exchange, redemption (except as discussed below) or other disposition of the Series B Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series B Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Series B Preferred Stock is longer than one year. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, gains recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income.

A redemption of shares of the Series B Preferred Stock will generally be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a U.S. holder will recognize capital gain or loss (which will be long-term capital gain or loss, if the U.S. holder’s holding period for such Series B Preferred Stock exceeds one year) equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series B Preferred Stock redeemed, except to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series B Preferred Stock, which will be subject to the rules discussed above in “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General.” A payment made in redemption of Series B Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series B Preferred Stock, unless the redemption:

●	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;

●	is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;

●	results in a “complete redemption” of a U.S. holder’s stock interest in the company under Section 302(b)(3) of the Code; or

●	is a redemption of stock held by a non-corporate shareholder, which results in a partial liquidation of the company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the Series B Preferred Stock and the common stock that the U.S. Holder actually owns, but also shares of stock that the U.S. holder constructively owns within the meaning of Section 318 of the Code.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the company, which will depend on the U.S. holder’s particular facts and circumstances at such time. If the redemption payment is treated as a dividend, the rules discussed above in “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General” apply.

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Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Section 302(b)(3) and Section 302(b)(2) of the Code, respectively. A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of the Series B Preferred Stock generally will not qualify for this exception because the voting rights are limited as provided in the “Description of Series B Preferred Stock-Voting Rights.” For purposes of the “redemption from non-corporate shareholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature, and has been interpreted under case law to include the termination of a business or line of business. Each U.S. holder of the Series B Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series B Preferred Stock will be treated as a dividend or a payment in exchange for the Series B Preferred Stock. If the redemption payment is treated as a dividend, the rules discussed above in “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General” apply. Under proposed Treasury regulations, if any amount received by a U.S. holder in redemption of Series B Preferred Stock is treated as a distribution with respect to such holder’s Series B Preferred Stock, but not as a dividend, such amount will be allocated to all shares of the Series B Preferred Stock held by such holder immediately before the redemption on a pro rata basis. The amount applied to each share will reduce such holder’s adjusted tax basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If such holder has different bases in shares of the Series B Preferred Stock, then the amount allocated could reduce a portion of the basis in certain shares while reducing all of the basis, and giving rise to taxable gain, in other shares. Thus, such holder could have gain even if such holder’s aggregate adjusted tax basis in all shares of the Series B Preferred Stock held exceeds the aggregate amount of such distribution.

The proposed Treasury regulations permit the transfer of basis in the redeemed shares of the Series B Preferred Stock to the holder’s remaining, unredeemed Series B Preferred Stock (if any), but not to any other class of stock held, directly or indirectly, by the holder. If all of the holder’s Series B Preferred Stock is redeemed, any unrecovered basis in the Series B Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations are ultimately finalized.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the Series B Preferred Stock and to certain payments of proceeds on the sale or other disposition of the Series B Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 24%) on payments of dividends on the Series B Preferred Stock and certain payments of proceeds on the sale or other disposition of the Series B Preferred Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely files a refund claim with the Internal Revenue Service.

Non-U.S. Holders

Subject to the qualifications set forth above under the caption “Certain U.S. Federal Income Tax Considerations,” the following discussion summarizes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Series B Preferred Stock by certain “Non-U.S. holders.” You are a “Non-U.S. holder” if you are a beneficial owner of the the Series B Preferred Stock and you are not a “U.S. holder.”

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Distributions. If distributions are made with respect to the Series B Preferred Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the Series B Preferred Stock and, to the extent such portion exceeds the Non-U.S. holder’s basis in the Series B Preferred Stock, the excess will be treated as gain from the disposition of Series B Preferred Stock, the tax treatment of which is discussed below under “Certain U.S. Federal Income Tax Considerations - Non-U.S. Holders: Disposition of Series B Preferred Stock, Including Redemptions.” In addition, if we are a U.S. real property holding corporation, i.e. a “USRPHC,” and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 30% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Certain U.S. Federal Income Tax Considerations - Non-U.S. Holders: Disposition of Series B Preferred Stock, Including Redemptions”), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

Dividends paid to a Non-U.S. holder of the Series B Preferred Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) are not subject to the withholding tax, provided that certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. holder of the Series B Preferred Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the Series B Preferred Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. A Non-U.S. holder of the Series B Preferred Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Disposition of Series B Preferred Stock, Including Redemptions. Any gain realized by a Non-U.S. holder on the disposition of the Series B Preferred Stock will not be subject to U.S. federal income or withholding tax unless:

●	the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States);

●	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

●	we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. holder owned directly or pursuant to attribution rules at any time during the five year period ending on the date of disposition more than 5% of the Series B Preferred Stock. This assumes that the Series B Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code.

A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and if it is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code. If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the Series B Preferred Stock, such a Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Series B Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the Series B Preferred Stock is longer than one year. A Non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the Series B Preferred Stock, a redemption of shares of the Series B Preferred Stock will be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a Non-U.S. holder generally will recognize long-term capital gain or loss, if the Non-U.S. holder’s holding period for such Series B Preferred Stock exceeds one year, equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Series B Preferred Stock redeemed, except that to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series B Preferred Stock, such cash generally will be subject to the rules discussed above in “Certain U.S. Federal Income Tax Considerations - Non-U.S. Holders: Distributions.” A payment made in redemption of the Series B Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series B Preferred Stock, in the same circumstances discussed above under “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Disposition of Series B Preferred Stock, Including Redemptions.” Each Non-U.S. holder of the Series B Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series B Preferred Stock will be treated as a dividend or as payment in exchange for the Series B Preferred Stock.

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Information reporting and backup withholding. We must report annually to the Internal Revenue Service and to each Non-U.S. holder the amount of dividends paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty. A Non-U.S. holder will not be subject to backup withholding on dividends paid to such Non-U.S. holder as long as such Non-U.S. holder certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person as defined under the Code), or such Non-U.S. holder otherwise establishes an exemption. Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of the Series B Preferred Stock unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability provided a timely refund claim is filed with the Internal Revenue Service.

Foreign Account Tax Compliance Act. Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”), generally impose a 30% withholding tax on dividends on the Series B Preferred Stock paid to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; and (ii) specified other foreign entities unless such an entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements. Non-U.S. holders should consult their own tax advisors regarding the application of FATCA to them and whether it may be relevant to their purchase, ownership and disposition of the Series B Preferred Stock.

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Underwriting

Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters named below for which B. Riley Securities, Inc. is acting as the representative (the “Representative” or “B. Riley Securities”), we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us,        shares of our Series B Preferred Stock (“Series B Preferred Stock”).

Underwriter	Number of Shares
B. Riley Securities, Inc.
Ladenburg Thalmann & Co. Inc.
EF Hutton, division of Benchmark Investments, LLC
Aegis Capital Corp.
The Benchmark Company, LLC
Boenning & Scattergood, Inc.
Chapin Davis Investments
Maxim Group LLC
Colliers Securities LLC
Total

The underwriters propose to offer the Series B Preferred Stock directly to the public at the public offering price indicated on the cover page of this prospectus supplement. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the underwriters. No reduction will change the amount of proceeds to be received by us as indicated on the cover page of this prospectus supplement. The shares of Series B Preferred Stock are offered by the underwriters as stated in this prospectus supplement, subject to receipt and acceptance and subject to their right to reject any order in whole or in part. The underwriters’ obligation to purchase the shares is subject to satisfaction of certain conditions, including, among others, the continued accuracy of representations and warranties made by us in the underwriting agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus supplement.

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before payment of other expenses by us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares:

Total
	Per Share	No Exercise	Full Exercise
Public offering price
Underwriting discount
Proceeds, before expenses, to CareCloud	$

The underwriters may offer the shares of Series B Preferred Stock to securities dealers at the public offering price less a concession not in excess of       per share. Upon closing of the offering, we will pay a fee to B. Riley Securities, on behalf of the underwriters (the “Underwriting Fee”), equal to 4.5% of the gross proceeds received from the offering, which Underwriting Fee is to be paid by means of a discount from the offering price to purchasers in the offering, plus to B. Riley Securities for itself and not on behalf of any other underwriter, a fee (the “Structuring Fee”) equal to 1.5% of the gross proceeds received from the offering, which Structuring Fee is to be paid by means of a discount from the offering price to purchasers in the offering.

We estimate that the total expenses of the offering payable by us will be approximately $      . We will pay all of our expenses and costs in connection with this offering, including the underwriting discounts payable to the underwriters. We also agreed to reimburse the Representative upon request for its reasonable out-of-pocket, accountable, bona fide expenses (other than fees for legal counsel of underwriters) actually incurred in the offering, not to exceed $25,000, plus any reasonable fees and disbursements of legal counsel to the underwriters in connection with its services not to exceed $85,000 if the offering is consummated or $45,000 if the offering is not consummated. If the offering is not consummated during the engagement period and any person purchases shares of Series B Preferred Stock from us within three months thereafter, we will pay B. Riley Securities a finder’s fee equal to 4.5% of the gross proceeds received from the sale of such securities to such person, subject to FINRA Rule 5110(g)(5). In addition, we have granted B. Riley Securities the right to act as a sole agent for any at-the-market offering of Series B Preferred Stock by us within 36 months following the closing of the offering, subject to certain conditions and FINRA Rule 5110(g)(6).

Option to Purchase Additional Shares

We have granted to B. Riley Securities an option to purchase up to        additional shares of Series B Preferred Stock at the public offering price per share as shown in the table on the cover page of this prospectus supplement, less underwriting discounts and commissions. B. Riley Securities may exercise this option in whole or in part at any time within 30 days after the date of the underwriting agreement. To the extent B. Riley Securities exercises this option, B. Riley Securities will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase such number of additional shares.

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Stabilization

In order to facilitate the offering of the Series B Preferred Stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series B Preferred Stock. Specifically, the underwriters may sell more shares than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Series B Preferred Stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of Series B Preferred Stock in the open market to stabilize the price of the Series B Preferred Stock. These activities may raise or maintain the market price of the Series B Preferred Stock above independent market levels or prevent or retard a decline in the market price of the Series B Preferred Stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

These activities may have the effect of raising or maintaining the market price of our Series B Preferred Stock or preventing or retarding a decline in the market price of our Series B Preferred Stock. As a result of these activities, the price of our Series B Preferred Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Series B Preferred Stock. In addition, neither we nor the underwriters make any representation that it will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Lockup Agreement

We have agreed with the underwriters, subject to certain exceptions, not to sell or transfer any Series B Preferred Stock or securities convertible into, exchangeable for, exercisable for, or repayable with Series B Preferred Stock during the period from the date of this prospectus until 45 days after the date of this prospectus, except with the prior written consent of B. Riley Securities. Specifically, we agreed, with certain limited exceptions, not to directly or indirectly:

●

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Series B Preferred Stock or any securities convertible into or exercisable or exchangeable for Series B Preferred Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or

●	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Series B Preferred Stock.

The foregoing restrictions do not apply to transactions relating to, among other things (i) any shares of Series B Preferred Stock awarded, issued upon the exercise of options or purchase rights, issued upon vesting of equity awards and/or settlement of other awards granted under the Company’s equity incentive plan, (ii) the grant of stock options, restricted stock awards, restrictive stock units or any other awards under the Company’s equity incentive plan, (iii) the issuances of shares of Series B Preferred Stock pursuant to an existing stock purchase plan, and (iv) the filing by the Company of registration statements on Form S-8 with respect to benefit plans described in such registration statement.

Other Relationship with Underwriters

B. Riley Securities and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, financing and brokerage activities. B. Riley Securities and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.       B. Riley Securities is acting as an agent under our equity distribution agreement dated April 12, 2021, pursuant to which we may offer and sell through such agent, from time to time, shares of common stock having an aggregate offering price of up to $50 million.

S-31

In addition, in the ordinary course of their various business activities, B. Riley Securities and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. B. Riley Securities and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Electronic Distribution

This prospectus supplement and the documents incorporated herein and therein by reference in electronic format may be made available on the websites maintained by one or more of the underwriters. The underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares of Series B Preferred Stock for sale to their online brokerage account holders.

Other than this prospectus supplement and the documents incorporated herein and therein by reference in electronic format, information contained in any website maintained by an underwriter is not part of this prospectus supplement, the documents incorporated herein and therein by reference or registration statement of which the prospectus supplement forms a part, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase Series B Preferred Stock. The underwriters are not responsible for information contained in websites that they do not maintain.

Stock Exchange Listing

We have applied to list the Series B Preferred Stock on the Nasdaq Global Market under the symbol “MTBCO.” If the application is approved, we expect trading on Nasdaq will commence within 30 days after the initial delivery of shares to the underwriter.

Legal Matters

The validity of the Series B Preferred Stock offered by this prospectus has been passed upon for us by Song, P.C., New York, New York. Certain legal matters will be passed upon for the underwriters by Morgan Lewis & Bockius, LLP, Palo Alto, California. We have filed copies of these opinions as exhibits to the registration statement in which this prospectus is included.

Experts

The audited consolidated financial statements of MTBC, Inc. (now known as CareCloud, Inc.) incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of CareCloud Health, Inc., fka CareCloud Corporation (a company we purchased in January 2020 and whose name we took) have been incorporated by reference into this prospectus in reliance upon the report of Wojeski & Company CPAs, P.C., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The audited combined financial statements of Meridian Billing Management and Origin Holdings, Inc. have been incorporated by reference into this prospectus in reliance upon the report of Freedman & Goldberg CPAs, P.C., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act with respect to the Series B Preferred Stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information included in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document.

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We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, registration statements and other information regarding issuers that file electronically with the SEC, including our filings with the SEC. The SEC website address is at www.sec.gov.

We make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.carecloud.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus.

S-33

Incorporation of Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date that the offering of the securities by means of this prospectus is completed or terminated, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01, including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01):

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 6, 2021, August 5, 2021 and November 4, 2021, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on February 25, 2021 (excluding such items as deemed furnished in such Form 8-K), March 24, 2021, March 29, 2021, May 3, 2021, May 26, 2021, June 2, 2021 and September 22, 2021 and our Current Reports on Form 8-K/A, filed with the SEC on March 20, 2020 and August 11, 2020;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 29, 2021;

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 2, 2014, including all amendments and reports filed for purposes of updating such description; and

●	the description of our Series A Preferred Stock contained in our Registration Statement on Form 8-A/A filed with the SEC on October 19, 2015, including all amendments or reports filed for the purpose of updating such description.

●	the description of our Series B Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on [ ], including all amendments or reports filed for the purpose of updating such description.

Any statement incorporated by reference in this prospectus supplement and the accompanying prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to CareCloud, 7 Clyde Road, Somerset, New Jersey, 08873, telephone: (732) 873-5133, x 133.

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by Section 145 of the General Corporation Law of Delaware and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

S-34

CareCloud, Inc.

(formerly MTBC, Inc.)

$250,000,000

Common Stock

Preferred Stock

Subscription Rights

We may offer and sell from time to time up to $250 million of common stock, preferred stock or subscription rights in one or more offerings. When we decide to sell our securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. This prospectus and any accompanying prospectus supplement may be used to offer securities for the account of persons other than us.

You should carefully read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the Nasdaq Global Market under the symbol “MTBC,” and our 11% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) is listed on the Nasdaq Global Market under the symbol “MTBCP.” On April 9, 2021, the last reported sale price of our common stock on the Nasdaq was $8.72 per share and the last reported sale price of our Series A Preferred Stock was $27.85 per share.

The aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $96,425,527, which was calculated based on 9,071,075 shares of outstanding common stock held by non-affiliates on April 9, 2021 and a price per share of $10.63, the average of the closing bid and ask prices of our common stock on February 19, 2021.

We may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

Investing in our securities involves significant risks. See the “Risk Factors” section on page 6, in our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is April 12, 2021.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing the SEC’s “shelf” registration rules. Under the shelf registration rules, we may sell our securities from time to time in one or more offerings up to a total dollar amount of $250 million as described in this prospectus.

This prospectus provides you with a general description of the securities we may sell. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information described under the headings “Where You Can Find More Information,” and “Incorporation of Certain Information by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should rely only on the information contained or incorporated into this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “CareCloud,” “we,” “us,” “the registrant,” “the Company” and “our” refer to CareCloud, Inc., a Delaware corporation, and its wholly-owned subsidiaries.

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Special Note Regarding Forward-Looking Statements

This prospectus, including the sections entitled “About This Prospectus,” “About CareCloud, Inc.,” “Risk Factors,” and “Use of Proceeds” as well as the information we incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2020 (filed under our former name, MTBC, Inc.) and other documents, contain forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to:

●	our ability to manage our growth, including acquiring, partnering with, and effectively integrating the acquisitions of Meridian Medical Management, CareCloud Health, Inc., fka CareCloud Corporation (a company we purchased in January 2020 and whose name we took) and other acquired businesses into our infrastructure and avoiding legal exposure and liabilities associated with acquired companies and assets;

●	our ability to retain our clients and revenue levels, including effectively migrating new clients and maintaining or growing the revenue levels of our new and existing clients;

●	our ability to maintain operations in our Pakistan Offices and Sri Lanka in a manner that continues to enable us to offer competitively priced products and services;

●	our ability to keep pace with a rapidly changing healthcare industry;

●	our ability to consistently achieve and maintain compliance with a myriad of federal, state, foreign, local, payor and industry requirements, regulations, rules, laws and contracts;

●	our ability to maintain and protect the privacy of confidential and protected Company, client and patient information;

●	our ability to develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards and third-party software platforms and technologies, and protect and enforce all of these and other intellectual property rights;

●	our ability to attract and retain key officers and employees, and the continued involvement of Mahmud Haq as Executive Chairman and A. Hadi Chaudhry as Chief Executive Officer and President, all of which are critical to our ongoing operations, growing our business and integrating of our newly acquired businesses;

●	our ability to comply with covenants contained in our credit agreement with our senior secured lender, Silicon Valley Bank and other future debt facilities;

●	our ability to pay our monthly preferred dividends to the holders of our Series A Preferred Stock;

●	our ability to compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;

●	our ability to respond to the uncertainty resulting from the spread of the COVID-19 pandemic and the impact it may have on our operations, the demand for our services, and economic activity in general; and

●	our ability to keep and increase market acceptance of our products and services.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

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Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, registration statements and other information regarding issuers that file electronically with the SEC, including our filings with the SEC. The SEC website address is www.sec.gov.

We make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.carecloud.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any accompanying prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or any accompanying prospectus supplement.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date that the offering of the securities by means of this prospectus is completed or terminated, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01, including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01):

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021;
●	our Current Reports on Form 8-K, filed with the SEC on February 25, 2021 (excluding such items as deemed furnished in such Form 8-K), March 24, 2021 and March 29, 2021, and our Current Reports on Form 8-K/A, filed with the SEC on March 20, 2020 and August 11, 2020;
●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 29, 2021;
●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 2, 2014, including all amendments and reports filed for purposes of updating such description; and
●	the description of our Series A Preferred Stock contained in our Registration Statement on Form 8-A/A filed with the SEC on October 19, 2015, including all amendments or reports filed for the purpose of updating such description.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to CareCloud, 7 Clyde Road, Somerset, New Jersey, 08873, telephone: (732) 873-5133, x 133.

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About CareCloud, Inc.

CareCloud, Inc., formerly MTBC, Inc. (“CareCloud” and together with its consolidated subsidiaries, the “Company”, “we”, “us” and/or “our”) is a healthcare information technology company that provides a full suite of proprietary cloud-based solutions, together with related business services, to healthcare providers and hospitals throughout the United States. Our Software-as-a-Service (“SaaS”) platform includes revenue cycle management (“RCM”), practice management (“PM”), electronic health record (“EHR”), business intelligence, telehealth, patient experience management (“PXM”) solutions and complementary software tools and business services for high-performance medical groups and health systems.

At a high level, these solutions can be categorized as follows:

●	RCM services, which include end-to-end medical billing, eligibility, analytics, and related services, all of which can often be provided either with our technology platform or through a third-party system;

●	Proprietary healthcare IT software solutions, which can be bundled with our RCM services, including:

	○	EHRs, which are easy to use, integrated with our business services or offered as Software-as-a-Service (“SaaS”) solutions, and allow our healthcare provider clients to deliver better patient care, document their clinical visits effectively and thus potentially qualify for government incentives, reduce documentation errors and reduce paperwork;
	○	PM software and related tools, which support our clients’ day-to-day business operations and workflows;
	○	Mobile Health (“mHealth”) solutions, including smartphone applications that assist patients and healthcare providers in the provision of healthcare services;
	○	Telehealth solutions, which allow healthcare providers to conduct remote patient visits;
	○	Healthcare claims clearinghouse, which enables our clients to electronically scrub and submit claims to, and process payments from, insurance companies; and
	○	Business intelligence, customized applications, interfaces and a variety of other technology solutions that support our healthcare clients.

●	Medical Office Practice Management Services are provided to medical practices. In this service model, we provide the medical practice with appropriate facilities, equipment, supplies, support services and administrative support staff. We also provide management, bill-paying and financial advisory services.

Our solutions enable clients to increase financial and operational performance, streamline clinical workflows, get better insight through data, and make better business and clinical decisions, resulting in improvement in patient care and collections while reducing administrative burdens and operating costs.

The modernization of the healthcare industry is transforming nearly every aspect of a healthcare organization from policy to providers; clinical care to member services, devices to data, and ultimately the quality of the patient’s experience as a healthcare consumer. We create elegant, user-friendly applications that solve many of the challenges facing healthcare organizations. We partner with organizations to develop customized, best-in-class solutions to solve their specific challenges while ensuring they also meet future regulatory and organizational requirements and market demands.

We are able to deliver our industry-leading solutions at very competitive prices because we leverage a combination of our proprietary software, which automates our workflows and increases efficiency, together with our team of approximately 600 experienced health industry experts throughout the United States. These experts who are supported by our highly educated and specialized offshore workforce of approximately 3,100 team members at labor costs that we believe are approximately one-tenth the cost of comparable U.S. employees. Our unique business model also allows us to be a leading consolidator in our industry sector, gaining us a reputation for acquiring and positively transforming distressed competitors into profitable operations of CareCloud.

Adoption of our RCM solutions requires little or no upfront expenditure by a client. Additionally, for most of our solutions and customers, our financial performance is linked directly to the financial performance of our clients, as the vast majority of our revenues are based on a percentage of our clients’ collections. The fees we charge for our complete, integrated, end-to-end solution are very competitive. We estimate that we currently provide one or more services to more than 40,000 providers, (which we define as physicians, nurses, nurse practitioners, physician assistants and other clinical staff that render bills for their services) practicing in approximately 2,600 independent medical practices and hospitals, representing 80 specialties and subspecialties in 50 states. In addition, we served approximately 200 clients which are not medical practices, but are primarily service organizations who serve the healthcare community. The foregoing numbers include clients leveraging any of our products or services, and are based in part upon estimates where the precise number of practices or providers is unknown.

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We service clients ranging from small practices to large groups and health systems. Our clients span from the single doctor independent medical practice to a large, 2,200 provider of physical, occupational and speech therapy services organization located across multiple states, and a large major academic medical institution with a service area covering millions of patients.

On July 23, 2014, the Company, under the name Medical Transcription Billing, Corp. completed its initial public offering (“IPO”) of common stock. The Company sold approximately four million shares at a price to the public of $5.00 per share.

In November 2015, the Company completed a public offering of its 11% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Preferred Stock”). The Company sold 231,616 shares at a price of $25.00 per share and received net proceeds of approximately $4.7 million. In July 2016, the Company sold an additional 63,040 shares of Preferred Stock and received net proceeds of approximately $1.3 million. In 2017, the Company raised a total of $16.4 million in net proceeds from a series of additional offerings totaling approximately 765,000 shares of Preferred Stock, all at $25.00 per share. In May 2017, the Company completed a registered direct offering of one million shares of its common stock at $2.30 per share, raising net proceeds of approximately $2.0 million. During 2018, 2019 and 2020, the Company issued 1,020,000, 373,000 and 1,932,000 shares of Preferred Stock, respectively and received net proceeds of approximately $22.8 million, $9.6 million and $44.5 million, respectively.

During 2016, the Company purchased substantially all of the assets of MediGain, LLC, including its subsidiary Millennium Practice Management Associates, LLC and two offshore subsidiaries in India and Sri Lanka through the Company’s wholly owned subsidiary, MTBC Acquisition, Corp. In 2017, the Company purchased substantially all of the assets of Washington Medical Billing, LLC.

In 2018, the Company purchased substantially all of the assets of Orion Healthcorp, Inc., through the Company’s wholly owned subsidiaries at that time MTBC Health, Inc. and MTBC Practice Management, Corp. In 2019, the Company purchased substantially all of the assets of Etransmedia Technology, Inc. through the Company’s wholly owned subsidiary at that time MTBC-Med, Inc.

On June 21, 2019, the Company’s shareholders approved an increase in the Company’s authorized shares, from nineteen million shares (19,000,000) of common stock and four million (4,000,000) shares of preferred stock, to twenty-nine million (29,000,000) shares of common stock and seven million (7,000,000) shares of preferred stock, respectively, and the Company amended its Articles of Incorporation to reflect this change.

On January 8, 2020, through a merger with a subsidiary, the Company acquired CareCloud Corporation (“CCC”), whose name we subsequently took, which has developed a highly acclaimed cloud-based platform including EHR, PM and patient experience capabilities. The Company paid $11.9 million in cash, assumed a working capital deficiency of approximately $5.1 million and issued 760,000 shares of the Company’s Series A Preferred Stock and two million warrants for the purchase of the Company’s common stock at prices ranging from $7.50 to $10.00 per share.

On June 16, 2020, the Company purchased all of the issued and outstanding capital stock of Meridian Billing Management Co. and its affiliate Origin Holdings, Inc. (collectively “Meridian” and sometimes referred to as “Meridian Medical Management”). Meridian is in the business of providing medical billing, revenue cycle management, electronic medical records, medical coding and related services. The total consideration paid at closing was $11.9 million in cash, 200,000 shares of the Company’s Series A Preferred Stock plus warrants to purchase 2,250,000 shares of the Company’s common stock, with an exercise price of $7.50 per share and a term of two years. The Company also assumed Meridian’s negative net working capital and certain long-term lease liabilities with an aggregate value of approximately $4.8 million.

In February 2021, the Company’s Board of Directors approved an amendment to our Articles of Incorporation to change our name to CareCloud, Inc.

Including the employees of our subsidiaries, as of April 9, 2021, the Company employed approximately 3,800 people worldwide on a full-time basis. We also utilize the services of a small number of part-time employees.

The RCM service industry is highly fragmented, with many local and regional RCM companies serving small medical practices and hospitals. We believe that the industry is ripe for consolidation and that we can achieve significant growth through acquisitions. We further believe that it is becoming increasingly difficult for traditional RCM companies to meet the growing technology and business service needs of healthcare providers without a significant investment in an information technology infrastructure. Since the Company’s IPO, we have acquired substantially all of the assets of 16 RCM companies. Although the specific arrangements have varied with each transaction, typical arrangements include a discounted price, consideration which is sometimes tied to revenues from the customer relationships acquired, and structuring the acquisition as an asset purchase so as to limit our liability. We typically leverage our technology and our cost-effective offshore team to reduce costs promptly after the transaction closes, although there will be initial costs associated with the integration of the acquired business with our existing operations.

In addition to growing through acquisitions, we also drive organic growth through various strategies, including customer referrals, channel partnerships, online marketing and tradeshows. Our acquisitive growth also supports our organic growth initiatives by enhancing our capabilities, physical presence, and universe of referrals and referenceable clients.

Our principal executive offices are located at 7 Clyde Road, Somerset, New Jersey, 08873, and our main telephone number is (732) 873-5133.

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Risk Factors

An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors set forth in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we file after the date of this prospectus, and the other information contained in or incorporated by reference into this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. The risks that we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our Company. Additional risks not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and cash flows. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements” herein.

Use of Proceeds

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer our securities, we expect to use the net proceeds from any offering of securities for general corporate purposes, which may include funding potential acquisitions, organic growth initiatives, capital expenditures, investments and general working capital, as well as redemption of our Series A Preferred Stock. Pending the application of the net proceeds, except to the extent otherwise provided in the accompanying prospectus supplement, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

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Unaudited Pro Forma Condensed Combined Statement of Operations

We prepared the following unaudited pro forma condensed combined statement of operations based on the historical consolidated statement of operations of CareCloud, Inc. (“CareCloud”, formerly MTBC, Inc.) as adjusted to give effect to the following transaction (the “Transaction”):

●	Our acquisition of Meridian Billing Management Co. and Origin Holdings, Inc. (collectively, “Meridian”), which consists of all of the assets and liabilities of Meridian with an effective date of June 16, 2020.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 gives effect to the Transaction as if it had occurred on January 1, 2020. We did not include the operating results for CareCloud Health, Inc., fka CareCloud Corporation, in the unaudited pro forma condensed combined statement of operations since such amounts are included in the CareCloud Inc. financial results for substantially the entire year.

The pro forma condensed combined statement of operations includes adjustments for our acquisition under Article 11 of Regulation S-X. The results of the Transaction are shown for the period prior to their acquisition by CareCloud.

We determined that the Transaction involved the acquisition of a business, and considering the guidance in Rule 11-01(d) of Regulation S-X, met the significance test of Rule 8-04 of Regulation S-X.

We have based the pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. We describe in greater detail the assumptions underlying the pro forma adjustments in the accompanying notes, which you should read in conjunction with this unaudited pro forma condensed combined statement of operations. In many cases, we based these assumptions on estimates. The actual adjustments to our audited consolidated financial statements will depend upon a number of factors. Accordingly, the actual adjustments that will appear in our consolidated financial statements will differ from these pro forma adjustments, and those differences may be material.

We account for our acquisition using the acquisition method of accounting for business combinations under generally accepted accounting principles used in the United States (“GAAP”), with CareCloud being considered the acquiring entity. Under the acquisition method of accounting, the total consideration paid is allocated to an acquired company’s tangible and intangible assets, net of liabilities, based on their estimated fair values as of the acquisition date.

The Company issued 828,000 shares of its Series A Preferred Stock in April 2020 and a portion of the proceeds from such capital raise were used to finance the Transaction. The effect of the related dividend has been recorded in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

We provide this unaudited pro forma condensed combined statement of operations for informational purposes only. This unaudited pro forma condensed combined statement of operations does not purport to represent what our results of operations would have been had the Transaction actually occurred on the assumed date, nor do they purport to project our consolidated results of operations for any future period or future date.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

		January 1 to June 16, 2020	Pro Forma		Pro Forma
	CareCloud	Meridian	Adjustments		Combined
	(in thousands, except per share data)
Net revenue	$105,122	$17,591	$-		$122,713
Operating expenses:
Direct operating costs	64,821	13,891	-		78,712
Selling and marketing	6,582	406	-		6,988
General and administrative	22,811	2,437	(462)	(1)	24,786
Research and development	9,311	99	-		9,410
Change in contingent consideration	(1,000)	-	-		(1,000)
Depreciation and amortization	9,905	3,287	(1,114)	(2)	12,078
Restructuring, impairment and unoccupied lease charges	963	1,398	-		2,361
Total operating expenses	113,393	21,518	(1,576)		133,335

Operating (loss) income	(8,271)	(3,927)	1,576		(10,622)

Interest expense - net	(446)	(995)	995	(3)	(446)
Other income (expense) - net	7	(392)	-		(385)
(Loss) income before income taxes	(8,710)	(5,314)	2,571		(11,453)
Income tax provision	103	35	-		138
Net (loss) income	$(8,813)	$(5,349)	$2,571		$(11,591)

Preferred stock dividend	13,877	-	798	(3)	14,675
Net (loss) income attributable to common shareholders	$(22,690)	$(5,349)	$1,773		$(26,266)

Weighted-average common shares outstanding:
Basic and diluted	12,679				12,679
Loss per share:
Basic and diluted	$(1.79)				$(2.07)

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

On June 16, 2020, CareCloud entered into a Stock Purchase Agreement (“SPA”) with Meridian and GMM II Holdings, LLC, a Delaware limited liability company (the “Seller”), pursuant to which CareCloud purchased all of the issued and outstanding capital stock of Meridian from the Seller for total consideration of $11.9 million in cash, 200,000 shares of the Company’s 11% Series A Cumulative Redeemable Perpetual Preferred Stock (“Preferred Stock”) plus warrants to purchase 2,250,000 shares of the Company’s common stock, with an exercise price per share of $7.50 and a term of two years. The Company also assumed Meridian’s negative net working capital and certain long-term lease liabilities where the leased space is either not being utilized or will be vacated shortly, with an aggregate value of approximately $4.8 million. The Company sold Preferred Stock in April 2020 and a portion of the proceeds of such capital raise were used to finance the acquisition. The effect of this capital stock raise has been reflected in the pro forma condensed combined statement of operations included herein.

NOTES:

(1)	Expenses Directly Attributable to the Transactions — The following are non-recurring transaction expenses for professional and other fees incurred by the Company during the year ended December 31, 2020 associated with the Transaction. Such expenses were not considered in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

Non-recurring transaction expenses associated with the Acquired Business

			Pro Forma
	CareCloud	Meridian	Adjustment
	(in thousands)
Year ended December 31, 2020	$462	$-	$462

(2)	Amortization of Purchased Intangible Assets — We amortize intangible assets over their estimated useful lives. We based the estimated useful lives of acquired intangible assets on the amount and timing in which we expect to receive an economic benefit. We typically assign these intangible assets a useful life of between 3-4 years based upon a number of factors, including contractual agreements and economic factors pertaining to the combined companies.

The estimates of fair value and weighted-average useful lives could be impacted by a variety of factors including legal, regulatory, contractual, competitive, economic or other factors. Increased knowledge about these factors could result in a change to the estimated fair value of these intangible assets and/or the weighted-average useful lives from what we have assumed in this unaudited pro forma condensed combined statement of operations. In addition, the combined effect of any such changes could result in a significant increase or decrease to the related amortization expense estimates.

The amortization of intangible assets of our acquisition, shown below, assumes that the assets were acquired on January 1, 2020.

Amortization expense for the year ended December 31, 2020

(in thousands)
Pro forma amortization expense/adjustment for the period prior to acquisition	$1,961
As recorded in the historical financial statements	3,075
Pro forma adjustment	$(1,114)

There was no adjustment for depreciation or amortization not related to purchased intangible assets.

(3)	Interest and Dividends — The interest expense incurred by Meridian of approximately $995,000 for the year ended December 31, 2020 has been eliminated to reflect the full payment of the outstanding debt balances as of the acquisition date. Dividends of approximately $229,000 have been included for the year ended December 31, 2020 as an adjustment to reflect the amounts that would have been recorded as a result of the issuance of the Company’s Preferred Stock as part of the consideration for the acquisition. Additionally, the Company issued 828,000 shares of its Series A Preferred Stock in April 2020, raising net proceeds of approximately $19.1 million. A portion of the proceeds were used as consideration for the Meridian acquisition and dividends of approximately $569,000 have been included for the year ended December 31, 2020 as an adjustment to reflect the Company’s capital raise.

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(4)	Benefit for Income Tax — We did not record a benefit for income taxes for the year ended December 31, 2020 in the unaudited pro forma condensed combined statement of operations since the Company has a valuation allowance recorded against its Federal and state deferred tax asset as of December 31, 2020.

(5)	Intangible Assets — We based our estimates of each intangible asset type/category that we expect to recognize as part of the Meridian acquisition on the nature of the business and the fair value of contracts that we have entered into with the sellers. We based our estimates on experiences from our prior acquisitions and the types of intangible assets that we recognized as part of those acquisitions. In particular, our experience with our prior acquisitions indicates that customer contracts and customer relationships compose the significant majority of intangible assets for these types of businesses. We based the estimated useful lives of these intangible assets on the useful lives that we have experienced for similar intangible assets in prior acquisitions and on the nature of the assets.

The amounts set forth below reflect the fair value of the intangible assets of Meridian that we acquired, and their estimated useful lives.

Intangible Assets of Meridian

		Estimated
		useful life
	(in thousands)
Customer relationships	$12,900	4 years
Technology	900	3 years
Goodwill	13,789
Total intangible assets	$27,589

(6)	Purchase Price Allocation — We recognize the assets and liabilities acquired at their fair value on the acquisition date, and if there is any excess in purchase price over these values, it is allocated to goodwill.

The acquisition of Meridian includes the transfer of all customer relationships and agreements, accounts receivable, property and equipment and the assumption of all trade liabilities. We determined the fair value of the property and equipment acquired by reference to current market prices for such assets, and the value of the assumed liabilities were already stated at fair value or were contractually specified. An adjustment of $349,000 was required to adjust the property and equipment to fair value. The fair value of the operating lease right-of-use assets was determined based on our preliminary assessment of the leases assumed. The fair value of the accounts receivable was determined based on the subsequent collections and the customers’ payment history.

Included in the purchase price allocation are amounts for customer relationships determined by the Company using the multi-period excess earnings approach which was utilized in previous acquisitions.

The Company engaged a third-party valuation specialist to assist in determining the fair value of the assets and liabilities acquired in the Meridian acquisition. The following tables show the Meridian purchase price and the preliminary purchase price allocation with the estimated fair values of the acquired assets and liabilities as of June 16, 2020.

Purchase Price

(in thousands)
Cash	$11,864
Preferred stock	5,000
Warrants	4,770
Total purchase price	$21,634

Purchase Price Allocation

Accounts receivable	$3,558
Prepaid expenses	704
Contract asset	881
Property and equipment	426
Operating lease right-of-use assets	2,776
Customer relationships	12,900
Technology	900
Goodwill	13,789
Accounts payable	(3,373)
Accrued expenses	(3,932)
Other current liabilities	(63)
Operating lease liabilities	(6,025)
Deferred revenue	(907)
Total preliminary purchase price allocation	$21,634

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Supplemental Information

For Meridian, we identified revenue from customers who cancelled their contracts prior to CareCloud’s acquisition of such customers’ contracts. Such revenue is included in the pro forma condensed combined statement of operations, even though CareCloud will not generate revenues from those customers.

Estimated revenue from customers who cancelled prior to our acquisition

(in thousands)
Year ended December 31, 2020	$1,187

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making surrounding pro forma operations, we supplement our condensed combined financial statements presented on a basis consistent with GAAP, with adjusted EBITDA, a non-GAAP financial measure of earnings. Adjusted EBITDA represents the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other expense (income), stock-based compensation expense, depreciation and amortization, integration and transaction costs, restructuring and impairment charges and changes in contingent consideration. Our management uses adjusted EBITDA as a financial measure to evaluate the profitability and efficiency of our business model. We use this non-GAAP financial measure to assess the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measure that is derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations which include large non-cash amortization of intangibles assets from acquisitions. Investors should consider this non-GAAP financial measure in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

The following table contain a reconciliation of GAAP net loss to adjusted EBITDA for the year ended December 31, 2020:

Reconciliation of GAAP net (loss) income for the year ended December 31, 2020 to adjusted EBITDA

			Pro Forma	Pro Forma
	CareCloud	Meridian	Adjustments	Combined
	(in thousands)
Net revenue	$105,122	$17,591	$-	$122,713

GAAP net (loss) income	$(8,813)	$(5,349)	$2,571	$(11,591)

Provision for income taxes	103	35	-	138
Net interest expense	446	995	(995)	446
Foreign exchange / other expense	71	-	-	71
Stock-based compensation expense	6,502	-	-	6,502
Depreciation and amortization	9,905	3,287	(1,114)	12,078
Integration and transaction costs (1)	2,694	-	(462)	2,232
Restructuring, impairment and unoccupied lease charges (2)	963	1,398	-	2,361
Change in contingent consideration	(1,000)	-	-	(1,000)
Adjusted EBITDA	$10,871	$366	-	$11,237

(1)	The integration and transactions costs for CareCloud include severance amounts paid to employees from acquired businesses, transactions costs, such as brokerage fees, pre-acquisition accounting costs and legal fees and exit costs related to contractual agreements.
(2)	The Company’s restructuring charges represent the remaining lease costs for a facility no longer used as the employees were transferred to another facility. The Company’s impairment charges represent charges recorded for a leased facility no longer being used. Meridian’s restructuring and impairment charges represent facility abandonment costs, legal and other expenses related to the reorganization of their operations.

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The Securities We May Offer

The descriptions of the securities contained in this prospectus summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;
●	preferred stock; and/or
●	subscription rights.

Our board of directors, in its sole discretion, has authority to sell any treasury stock and/or unissued securities upon such terms as it deems advisable. Our board of directors could issue preferred stock, additional shares of voting common stock, or subscription rights at any time.

If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Description of our Capital Stock

General

The following description summarizes the most important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation, amended and restated certificate of designations of the Series A Preferred Stock, and amended and restated bylaws, copies of which have been incorporated by reference or filed as exhibits to the registration statement of which this prospectus is a part. For a complete description of our capital stock, you should refer to our amended and restated certificate of incorporation, amended and restated certificate of designations of the Series A Preferred Stock, and amended and restated bylaws, and to the applicable provisions of Delaware law. Our authorized capital stock consists of 29,000,000 shares of common stock, $0.001 par value per share, and 7,000,000 shares of preferred stock, $0.001 par value per share, of which 6,750,000 have been designated Series A Preferred Stock.

As of April 12, 2021, there were 14,400,673 shares of our common stock outstanding, 740,799 shares of Treasury Stock, 531,725 shares reserved for issuance pursuant to current grants under our Equity Incentive Plan, and an additional 1,327,937 shares reserved for issuance for future grants under the Equity Incentive Plan. There were 5,504,515 shares of Series A Preferred Stock outstanding, 34,000 shares of Series A Preferred Stock reserved for issuance pursuant to current grants under our Equity Incentive Plan and 330,599 shares of Series A Preferred Stock reserved for issuance for future grants under the Equity Incentive Plan.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of common stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. The directors will be elected by a plurality of the outstanding shares entitled to vote on the election of directors. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into two classes, with staggered two year terms, as set forth in more detail under the subsection titled “Classified Board” below.

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No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Preferred Stock

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We have the right to redeem the Series A Preferred Stock at any time, upon not less than 30 nor more than 60 days’ written notice, for a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. We are not required to set aside funds to redeem the Series A Preferred Stock.

Dividend Rights

Holders of shares of the Series A Preferred Stock are entitled to receive cumulative cash dividends at the rate of 11% of the $25.00 per share liquidation preference per annum (equivalent to $2.75 per annum per share). Dividends on the Series A Preferred Stock shall be payable monthly on the 15th day of each month. Dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. Any redemption of the Series A Preferred Stock by us will require payment of any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Voting Rights

Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law. Whenever dividends on any shares of Series A Preferred Stock are in arrears for eighteen or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two and the holders of Series A Preferred Stock will be entitled to vote for the election of those two additional directors.

No Conversion Rights

The Series A Preferred Stock is not convertible into our common stock or any of our other securities.

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No Preemptive or Similar Rights

No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Right to Receive Liquidation Distributions

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.

Exclusive Jurisdiction

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation, amended and restated certificate of designations of the Series A Preferred Stock, or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation, amended and restated certificate of designations of the Series A Preferred Stock, or our amended and restated bylaws; or (v) any action asserting a claim against us governed by the internal affairs doctrine, in each such case, subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision will not apply to any causes of action arising under the Securities Act or the Exchange Act. Although our amended and restated certificate of incorporation contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable, in which case we may incur additional costs associated with resolving such action in other jurisdictions.

Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

●	prior to the date the interested stockholder obtained such status, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

●	on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to an interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years of the date on which it is sought to be determined whether such person is an “interested stockholder,” did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

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Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

●	Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board is classified into two classes of directors with staggered two year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

●	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide for advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

●	No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting. The directors shall be elected by a plurality of the outstanding shares entitled to vote on the election of directors.

●	Directors Removed Only for Cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause and with the affirmative vote of 50.1% of the outstanding shares entitled to cast their vote for the election of directors.

●	Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 7,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. Our Series A Preferred Stock has been and is being issued under this authority. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and Series A Preferred Stock is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

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Description of the Series A Preferred Stock

The description of certain terms of the 11% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, the amended and restated certificate of designations establishing the terms of our Series A Preferred Stock, as amended, our amended and restated bylaws and Delaware corporate law. Copies of our certificate of incorporation, certificate of designations, bylaws and all amendments thereto, are available from us upon request.

General

Pursuant to our amended and restated certificate of incorporation, as amended, we are currently authorized to designate and issue up to 7,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series and, subject to the limitations prescribed by our amended and restated certificate of incorporation and Delaware corporate law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our shareholders. As of April 9, 2021, we had 5,504,515 shares of the Series A Preferred Stock issued and outstanding, and an additional 1,245,485 authorized but unissued shares of Series A Preferred Stock. The Series A Preferred Stock offered hereby, when issued, delivered and paid for, will be fully paid and nonassessable. Our board of directors may, without the approval of holders of the Series A Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series A Preferred Stock or designate additional shares of the Series A Preferred Stock and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series A Preferred Stock will require approval of the holders of Series A Preferred Stock, as described below in “Voting Rights.”

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series A Preferred Stock is VStock Transfer, LLC. The principal business address for VStock Transfer, LLC is 18 Lafayette Place, Woodmere, NY 11598.

Listing

Our Series A Preferred Stock trades on the Nasdaq Global Market under the symbol “MTBCP.”

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. Currently, we have the right to redeem the Series A Preferred Stock. A description of these redemption rights are described in the section entitled “Redemption” below. We are not required to set aside funds to redeem the Series A Preferred Stock.

Ranking

The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2)	on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3)	junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “Voting Rights” below); and

(4)	effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries.

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Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company legally available for the payment of dividends, cumulative cash dividends at the rate of 11% of the $25.00 per share liquidation preference per annum (equivalent to $2.75 per annum per share). Dividends on the Series A Preferred Stock shall be payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months; however, the shares of Series A Preferred Stock offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued. Dividends will be payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the applicable record date, which shall be the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable dividend payment date falls. As a result, holders of shares of Series A Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

No dividends on shares of Series A Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future distributions on our common stock and preferred stock, including the Series A Preferred Stock will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Also, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up).

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

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Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series A Preferred Stock will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us.

Redemption

We may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Redemption Procedures. In the event we elect to redeem Series A Preferred Stock, the notice of redemption will be mailed to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

●	the redemption date;

●	the number of shares of Series A Preferred Stock to be redeemed;

●	the redemption price;

●	the place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price; and

●	that dividends on the shares to be redeemed will cease to accumulate on the redemption date.

If less than all of the Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

Holders of Series A Preferred Stock to be redeemed shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series A Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

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In connection with any redemption of Series A Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

Subject to applicable law, we may purchase shares of Series A Preferred Stock in the open market, by tender or by private agreement. Any shares of Series A Preferred Stock that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.

On each matter on which holders of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will be entitled to one vote. In instances described below where holders of Series A Preferred Stock vote with holders of any other class or series of our preferred stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends) represented by their respective shares.

Whenever dividends on any shares of Series A Preferred Stock are in arrears for eighteen or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and with which the Series A Preferred Stock is entitled to vote as a class with respect to the election of those two directors) and the holders of Series A Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors (the “preferred stock directors”) at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two preferred stock directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accumulated on the Series A Preferred Stock for all past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series A Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, any preferred stock directors elected by holders of the Series A Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of Series A Preferred Stock be entitled under these voting rights to elect a preferred stock director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of preferred stock directors elected by holders of the Series A Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of such directors) under these voting rights exceed two.

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If a special meeting is not called by us within 30 days after request from the holders of Series A Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series A Preferred Stock may designate a holder to call the meeting at our expense.

If, at any time when the voting rights conferred upon the Series A Preferred Stock are exercisable, any vacancy in the office of a preferred stock director shall occur, then such vacancy may be filled only by a written consent of the remaining preferred stock director, or if none remains in office, by vote of the holders of record of the outstanding Series A Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of the preferred stock directors. Any preferred stock director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series A Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series A Preferred Stock in the election of the preferred stock directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A Preferred Stock and any such other classes or series of preferred stock, and may not be removed by the holders of the common stock.

So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter, repeal or replace our amended and restated certificate of incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series A Preferred Stock, or the creation or issuance of any additional Series A Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class).

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series A Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock. We will use our best effort to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

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No Conversion Rights

The Series A Preferred Stock is not convertible into our common stock or any other security.

No Preemptive Rights

No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Change of Control

Provisions in our amended and restated certificate of incorporation and bylaws may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt, which is opposed by management and the board of directors.

Book-Entry Procedures

Depository Trust Company (“DTC”) acts as the securities depository for our outstanding Series A Preferred Stock. With respect to the Series A Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series A Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series A Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the placement agents, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series A Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series A Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series A Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

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We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our amended and restated certificate of incorporation (including the certificate of designations designating the Series A Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series A Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series A Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series A Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series A Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series A Preferred Stock are made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

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Description of Subscription Rights

We may issue subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;
●	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;
●	the number of subscription rights issued to each stockholder;
●	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;
●	the extent to which the subscription rights are transferable;
●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer may not necessarily be complete and may be qualified in its entirety by reference to the applicable subscription rights certificate, which we may be required to file with the Securities and Exchange Commission if we offer subscription rights.

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Certain U.S. Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership and disposition of the common stock and/or the Series A Preferred Stock offered by this prospectus. This discussion only applies to purchasers who purchase and hold the common stock and/or the Series A Preferred Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of the common stock and/or the Series A Preferred Stock in light of its particular circumstances.

This discussion is based upon provisions of the Code, Treasury regulations, rulings and judicial decisions as of the date hereof. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of the common stock and/or the Series A Preferred Stock in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or a holder of the common stock and/or the Series A Preferred Stock who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding the common stock and/or the Series A Preferred Stock as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, former U.S. citizens or former long-term U.S. residents). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the common stock and/or the Series A Preferred Stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the common stock and/or the Series A Preferred Stock, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the common stock and/or the Series A Preferred Stock.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes certain U.S. federal income tax considerations that may relate to the purchase, ownership and disposition of the common stock and/or the Series A Preferred Stock by “U.S. holders.” You are a “U.S. holder” if you are a beneficial owner of common stock and/or Series A Preferred Stock and you are for U.S. federal income tax purposes;

-	an individual citizen or resident of the United States;
-	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
-	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
-	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions in General. If distributions are made with respect to the common stock and/or the Series A Preferred Stock, such distributions will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. We do not, however, currently have significant current or accumulated earnings and profits. Any portion of a distribution that exceeds such earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the common stock and/or the Series A Preferred Stock (as applicable) on a share-by-share basis, and the excess will be treated as gain from the disposition of the common stock and/or the Series A Preferred Stock (as applicable), the tax treatment of which is discussed below under “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Disposition of Series A Preferred Stock, Including Redemptions.”

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Under current law, dividends received by individual holders of the common stock and/or the Series A Preferred Stock will be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual shareholder elects to treat the dividends as “investment income,” which may be taken into account as an offset against investment expenses in determining the individual shareholder’s investment interest expense deduction. Furthermore, the rate reduction does not apply to dividends that are paid to individual shareholders with respect to common stock and/or the Series A Preferred Stock that is held for 60 days or less during the 121 day period beginning on the date which is 60 days before the date on which the common stock and/or the Series A Preferred Stock becomes ex-dividend (or, in the case of Series A Preferred Stock where the dividend is attributable to a period or periods in excess of 366 days, the Series A Preferred Stock is held for 90 days or less during the 181 day period beginning on the date which is 90 days before the date on which the Series A Preferred Stock becomes ex-dividend). Also, if a dividend received by an individual shareholder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual shareholder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such shareholder’s holding period for the stock. In addition, dividends recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. Individual shareholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

Dividends received by corporate shareholders generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred stock with an arrearage of dividends attributable to a period in excess of 366 days, the holding period is at least 91 days during the 181 day period beginning on the date 90 days before the ex-dividend date of the stock. Corporate shareholders of the common stock and/or the Series A Preferred Stock should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as the common stock or the Series A Preferred Stock. If a corporate shareholder receives a dividend on the common stock and/or the Series A Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the shareholder in certain instances must reduce its basis in the common stock and/or the Series A Preferred Stock (as applicable) by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate shareholder’s basis in the common stock and/or the Series A Preferred Stock (as applicable), any excess will be taxed as gain as if such shareholder had disposed of the common stock and/or the Series A Preferred Stock (as applicable) in the year the “extraordinary dividend” is paid. Each domestic corporate holder of the common stock and/or the Series A Preferred Stock is urged to consult with its tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the application of Code Section 1059 to any dividends it may receive on the common stock and/or the Series A Preferred Stock.

Constructive Distributions on Series A Preferred Stock. A distribution by a corporation of its stock deemed made with respect to its preferred stock is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock. The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the Series A Preferred Stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General.” The application of certain principles applicable to debt instruments with OID to a redemption premium for the Series A Preferred Stock is uncertain.

We have the right to call the Series A Preferred Stock for redemption (the “call option”). The stated redemption price of the Series A Preferred Stock upon any redemption pursuant to our call option is equal to the liquidation preference of the Series A Preferred Stock (i.e., $25.00, plus accrued and unpaid dividends) and is payable in cash.

If the redemption price of the Series A Preferred Stock exceeds the issue price of the Series A Preferred Stock upon any redemption pursuant to our call option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional Series A Preferred Stock. The redemption price for the Series A Preferred Stock should be the liquidation preference of the Series A Preferred Stock. Assuming that the issue price of the Series A Preferred Stock is determined under principles similar to the OID Rules, the issue price for the Series A Preferred Stock should be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Series A Preferred Stock is sold.

A redemption premium for the Series A Preferred Stock should not result in constructive distributions to U.S. holders of the Series A Preferred Stock if the redemption premium is less than a de-minimis amount as determined under principles similar to the OID Rules. A redemption premium for the Series A Preferred Stock should be considered de-minimis if such premium is less than .0025 of the Series A Preferred Stock’s liquidation value of $25.00 at maturity, multiplied by the number of complete years to maturity. Because the determination under the OID Rules of a maturity date for the Series A Preferred Stock is unclear, the remainder of this discussion assumes that the Series A Preferred Stock is issued with a redemption premium greater than a de-minimis amount.

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The call option should not require constructive distributions of the redemption premium, if based on all of the facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. The fact that a redemption right is not within the safe harbor described in the preceding sentence does not mean that an issuer’s right to redeem is more likely than not to occur and the issuer’s right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur. We do not believe that a redemption pursuant to the call option should be treated as more likely than not to occur under the foregoing test. Accordingly, no U.S. holder of the Series A Preferred Stock should be required to recognize constructive distributions of the redemption premium because of our call option.

Disposition of Common Stock and Series A Preferred Stock, Including Redemptions of Series A Preferred Stock. Upon any sale, exchange, redemption (with respect to the Series A Preferred Stock and except as discussed below) or other disposition of the common stock and/or the Series A Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the common stock and/or the Series A Preferred Stock (as applicable). Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock and/or the Series A Preferred Stock (as applicable) is longer than one year. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, gains recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income.

A redemption of shares of the Series A Preferred Stock will generally be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a U.S. holder will recognize capital gain or loss (which will be long-term capital gain or loss, if the U.S. holder’s holding period for such Series A Preferred Stock exceeds one year) equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series A Preferred Stock redeemed, except to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series A Preferred Stock, which will be subject to the rules discussed above in “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General.” A payment made in redemption of Series A Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series A Preferred Stock, unless the redemption:

●	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;

●	is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;

●	results in a “complete redemption” of a U.S. holder’s stock interest in the company under Section 302(b)(3) of the Code; or

●	is a redemption of stock held by a non-corporate shareholder, which results in a partial liquidation of the company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the Series A Preferred Stock and the common stock that the U.S. Holder actually owns, but also shares of stock that the U.S. holder constructively owns within the meaning of Section 318 of the Code.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the company, which will depend on the U.S. holder’s particular facts and circumstances at such time. If the redemption payment is treated as a dividend, the rules discussed above in “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General” apply.

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Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Section 302(b)(3) and Section 302(b)(2) of the Code, respectively. A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of the Series A Preferred Stock generally will not qualify for this exception because the voting rights are limited as provided in the “Description of Series A Preferred Stock-Voting Rights.” For purposes of the “redemption from non-corporate shareholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature, and has been interpreted under case law to include the termination of a business or line of business. Each U.S. holder of the Series A Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series A Preferred Stock will be treated as a dividend or a payment in exchange for the Series A Preferred Stock. If the redemption payment is treated as a dividend, the rules discussed above in “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General” apply. Under proposed Treasury regulations, if any amount received by a U.S. holder in redemption of Series A Preferred Stock is treated as a distribution with respect to such holder’s Series A Preferred Stock, but not as a dividend, such amount will be allocated to all shares of the Series A Preferred Stock held by such holder immediately before the redemption on a pro rata basis. The amount applied to each share will reduce such holder’s adjusted tax basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If such holder has different bases in shares of the Series A Preferred Stock, then the amount allocated could reduce a portion of the basis in certain shares while reducing all of the basis, and giving rise to taxable gain, in other shares. Thus, such holder could have gain even if such holder’s aggregate adjusted tax basis in all shares of the Series A Preferred Stock held exceeds the aggregate amount of such distribution.

The proposed Treasury regulations permit the transfer of basis in the redeemed shares of the Series A Preferred Stock to the holder’s remaining, unredeemed Series A Preferred Stock (if any), but not to any other class of stock held, directly or indirectly, by the holder. If all of the holder’s Series A Preferred Stock is redeemed, any unrecovered basis in the Series A Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations are ultimately finalized.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the common stock and/or the Series A Preferred Stock and to certain payments of proceeds on the sale or other disposition of the common stock and/or the Series A Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 24%) on payments of dividends on the common stock and/or the Series A Preferred Stock and certain payments of proceeds on the sale or other disposition of the common stock and/or the Series A Preferred Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely files a refund claim with the Internal Revenue Service.

Non-U.S. Holders

Subject to the qualifications set forth above under the caption “Certain U.S. Federal Income Tax Considerations,” the following discussion summarizes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the common stock and/or the Series A Preferred Stock by certain “Non-U.S. holders.” You are a “Non-U.S. holder” if you are a beneficial owner of the common stock and/or the Series A Preferred Stock and you are not a “U.S. holder.”

Distributions. If distributions are made with respect to the common stock and/or the Series A Preferred Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the common stock and/or the Series A Preferred Stock (as applicable) and, to the extent such portion exceeds the Non-U.S. holder’s basis in the common stock and/or the Series A Preferred Stock (as applicable), the excess will be treated as gain from the disposition of the common stock and/or Series A Preferred Stock (as applicable), the tax treatment of which is discussed below under “Certain U.S. Federal Income Tax Considerations - Non-U.S. Holders: Disposition of Common Stock and Series A Preferred Stock, Including Redemptions of Series A Preferred Stock.” In addition, if we are a U.S. real property holding corporation, i.e. a “USRPHC,” and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 30% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Certain U.S. Federal Income Tax Considerations - Non-U.S. Holders: Disposition of Common Stock and Series A Preferred Stock, Including Redemptions of Series A Preferred Stock”), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

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Dividends paid to a Non-U.S. holder of the common stock and/or the Series A Preferred Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) are not subject to the withholding tax, provided that certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. holder of the common stock and/or the Series A Preferred Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the common stock and/or the Series A Preferred Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. A Non-U.S. holder of the common stock and/or the Series A Preferred Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Disposition of Common Stock and Series A Preferred Stock, Including Redemptions of Series A Preferred Stock. Any gain realized by a Non-U.S. holder on the disposition of the common stock and/or the Series A Preferred Stock will not be subject to U.S. federal income or withholding tax unless:

●	the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States);
●	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or
●	we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. holder owned directly or pursuant to attribution rules at any time during the five year period ending on the date of disposition more than 5% of the common stock and/or the Series A Preferred Stock. This assumes that the common stock and the Series A Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code.

A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and if it is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code. If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (with respect to the Series A Preferred Stock and except as discussed below), or other disposition of the common stock and/or the Series A Preferred Stock, such a Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the common stock and/or the Series A Preferred Stock (as applicable). Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the common stock and/or the Series A Preferred Stock (as applicable) is longer than one year. A Non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the Series A Preferred Stock, a redemption of shares of the Series A Preferred Stock will be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a Non-U.S. holder generally will recognize long-term capital gain or loss, if the Non-U.S. holder’s holding period for such Series A Preferred Stock exceeds one year, equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Series A Preferred Stock redeemed, except that to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series A Preferred Stock, such cash generally will be subject to the rules discussed above in “Certain U.S. Federal Income Tax Considerations - Non-U.S. Holders: Distributions.” A payment made in redemption of the Series A Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series A Preferred Stock, in the same circumstances discussed above under “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Disposition of Common Stock and Series A Preferred Stock, Including Redemptions of Series A Preferred Stock.” Each Non-U.S. holder of the Series A Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series A Preferred Stock will be treated as a dividend or as payment in exchange for the Series A Preferred Stock.

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Information reporting and backup withholding. We must report annually to the Internal Revenue Service and to each Non-U.S. holder the amount of dividends paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty. A Non-U.S. holder will not be subject to backup withholding on dividends paid to such Non-U.S. holder as long as such Non-U.S. holder certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person as defined under the Code), or such Non-U.S. holder otherwise establishes an exemption. Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of the common stock and/or the Series A Preferred Stock unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability provided a timely refund claim is filed with the Internal Revenue Service.

Foreign Account Tax Compliance Act. Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”), generally impose a 30% withholding tax on dividends on common stock and/or the Series A Preferred Stock paid to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; and (ii) specified other foreign entities unless such an entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements. Non-U.S. holders should consult their own tax advisors regarding the application of FATCA to them and whether it may be relevant to their purchase, ownership and disposition of the common stock and/or the Series A Preferred Stock.

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Plan of Distribution

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

●	through one or more underwriters, dealers or agents;
●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	at a fixed price or prices, which may be changed;
●	“at-the-market offerings”, to or through a sales agent or market maker or into an existing trading market;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	privately negotiated transactions and prices;
●	to one or more investors, including our affiliates and stockholders;
●	through any combination of any of these methods of sale; or
●	any other method permitted by applicable law.

A distribution of the securities offered by this prospectus may also be effected through the issuance of subscription rights.

Each time we sell securities covered by this prospectus, we will describe the method of distribution of the securities and the terms and conditions of the offering, including the offering price of the securities and the proceeds to us, in the prospectus supplement or free writing prospectus. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.

Offers to purchase the securities being offered by this prospectus may be solicited directly. We may designate agents to sell the securities from time to time. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

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Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

The underwriters, broker-dealers or agents may engage in transactions with us, or perform other services for us, in the ordinary course of their business for which they receive compensation.

We have no current plans for the listing of subscription rights on any securities exchange or quotation system. Any such listing with respect to any particular subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Legal Matters

Unless otherwise stated in the prospectus supplement, Song P.C. will provide us with an opinion as to the legality of the securities offered under this prospectus. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The audited consolidated financial statements of MTBC, Inc. (now known as CareCloud, Inc.) incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of CareCloud Health, Inc., fka CareCloud Corporation (a company we purchased in January 2020 and whose name we took) have been incorporated by reference into this prospectus in reliance upon the report of Wojeski & Company CPAs, P.C., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The audited combined financial statements of Meridian Billing Management and Origin Holdings, Inc. have been incorporated by reference into this prospectus in reliance upon the report of Freedman & Goldberg CPAs, P.C., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

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CareCloud, Inc.

(formerly MTBC, Inc.)

      Shares of        % Series B Cumulative Redeemable Perpetual Preferred Stock

      per Share

Liquidation Preference            per Share

PROSPECTUS SUPPLEMENT

Book-Running Managers

B. Riley Securities		Ladenburg Thalmann
EF Hutton, division of Benchmark Investments, LLC

Co-Managers

Aegis Capital Corp	Benchmark Company	Boenning & Scattergood

Chapin Davis Investments	Colliers Securities LLC	Maxim Group LLC

January 27, 2022